Exhibit 4.1

EXECUTION COPY

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

(amending and restating the Credit Agreement dated as of September 30, 1999,

as amended and restated on December 12, 2003, March 16, 2007 and March 22, 2012, as further amended)

among

TENNECO INC.,

as Borrower,

The Several Lenders

from Time to Time Parties Hereto,

CITIBANK, N.A., MORGAN STANLEY MUFG LOAN PARTNERS, LLC and WELLS

FARGO BANK, N.A.,

as Documentation Agents,

BANK OF AMERICA, N.A. and BARCLAYS BANK PLC

as Syndication Agents,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of December 8, 2014

J.P. MORGAN SECURITIES LLC, BARCLAYS BANK PLC and MERRILL LYNCH, PIERCE,

FENNER & SMITH INCORPORATED

as Joint Lead Arrangers and Joint Bookrunners

3.5	Reimbursement Obligation of the Borrower	53
3.6	Obligations Absolute	54
3.7	Letter of Credit Payments	55
3.8	Applications	55

SECTION 4. REPRESENTATIONS AND WARRANTIES		55
4.1	Financial Condition	55
4.2	No Change	56
4.3	Existence; Compliance with Law	56
4.4	Power; Authorization; Enforceable Obligations	56
4.5	No Legal Bar	56
4.6	Litigation	57
4.7	No Default	57
4.8	Ownership of Property; Liens	57
4.9	Intellectual Property	57
4.10	Taxes	57
4.11	Federal Regulations	57
4.12	Labor Matters	58
4.13	ERISA	58
4.14	Investment Company Act; Other Regulations	58
4.15	Subsidiaries	58
4.16	Use of Proceeds	58
4.17	Environmental Matters	59
4.18	Accuracy of Information, etc.	60
4.19	Security Documents	60
4.20	Solvency	61
4.21	Anti-Corruption Laws and Sanctions	61

SECTION 5. CONDITIONS PRECEDENT		61
5.1	Conditions to Amendment and Restatement of Existing Credit Agreement, Redesignation of Certain Loans and Commitments and Continuation of Existing Letters of Credit on Closing Date	61
5.2	Conditions to Each Extension of Credit	63

SECTION 6. AFFIRMATIVE COVENANTS		63
6.1	Financial Statements	63
6.2	Certificates; Other Information	64
6.3	Payment of Taxes	65
6.4	Maintenance of Existence; Compliance	65
6.5	Maintenance of Property; Insurance	65
6.6	Inspection of Property; Books and Records; Discussions	65
6.7	Notices	66
6.8	Environmental Laws	66
6.9	Additional Collateral, etc.	67

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SECTION 7. NEGATIVE COVENANTS		68
7.1	Financial Condition Covenants	69
7.2	Indebtedness	69
7.3	Liens	71
7.4	Fundamental Changes	72
7.5	Disposition of Property	73
7.6	Restricted Payments	75
7.7	[Intentionally Omitted]	76
7.8	Investments	76
7.9	[Reserved]	78
7.10	Transactions with Affiliates	78
7.11	Sales and Leasebacks	78
7.12	Changes in Fiscal Periods	78
7.13	Negative Pledge Clauses	78
7.14	Lines of Business	79
7.15	Optional Payments and Modifications of Unsecured Notes	79
7.16	Use of Proceeds	80

SECTION 8. EVENTS OF DEFAULT		80

SECTION 9. THE AGENTS		83
9.1	Appointment	83
9.2	Delegation of Duties	83
9.3	Exculpatory Provisions	83
9.4	Reliance by Administrative Agent	84
9.5	Notice of Default	84
9.6	Non-Reliance on Agents and Other Lenders	84
9.7	Indemnification	85
9.8	Agent in Its Individual Capacity	85
9.9	Successor Administrative Agent	86
9.10	Documentation Agents and Syndication Agent	86

SECTION 10. MISCELLANEOUS		86
10.1	Amendments and Waivers	86
10.2	Notices	90
10.3	No Waiver; Cumulative Remedies	91
10.4	Survival of Representations and Warranties	91
10.5	Payment of Expenses and Taxes	91
10.6	Successors and Assigns; Participations and Assignments	92
10.7	Adjustments; Set-off	96
10.8	Counterparts	97
10.9	Severability	97
10.10	Integration	97

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10.11	GOVERNING LAW	97
10.12	Submission To Jurisdiction; Waivers	98
10.13	Acknowledgments	98
10.14	Releases of Guarantees and Liens	99
10.15	Confidentiality	99
10.16	WAIVERS OF JURY TRIAL	100
10.17	Effect of Amendment and Restatement of the Existing Credit Agreement	100
10.18	USA Patriot Act	101
10.19	No Fiduciary Duty	101
10.20	Usury	101

SCHEDULES:

1.1A	Commitments
1.1B	Mortgaged Property
1.1C	Existing Letters of Credit
4.1	Material Obligations
4.4	Consents, Authorizations, Filings and Notices
4.15	Subsidiaries
4.19(a)	Financing Statements/Filing Offices
4.19(b)	Mortgage Filing Jurisdictions
7.2(d)	Existing Indebtedness
7.3(f)	Existing Liens
7.3(m)	Existing Receivables Financing
7.5	Dispositions
7.8(h)	Existing Investments

EXHIBITS:

A	Form of Guarantee and Collateral Agreement
B	Form of Compliance Certificate
C	Form of Closing Certificate
D	[Reserved]
E	Form of Assignment and Assumption
F	Form of Exemption Certificate

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FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 8, 2014 (amending and restating the Credit Agreement dated as of September 30, 1999, as amended and restated as of December 12, 2003, March 16, 2007 and March 22, 2012, as further amended), among TENNECO INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), CITIBANK, N.A., MORGAN STANLEY MUFG LOAN PARTNERS, LLC and WELLS FARGO BANK, N.A., as documentation agents (in such capacity, the “Documentation Agents”), BANK OF AMERICA, N.A. and BARCLAYS BANK PLC, as syndication agents (in such capacity, the “Syndication Agents”), and JPMORGAN CHASE BANK, N.A., as administrative agent.

RECITALS

1. The Borrower, the lenders and agents parties thereto and JPMorgan Chase Bank are parties to the Credit Agreement dated as of September 30, 1999, as amended and restated as of December 12, 2003, March 16, 2007 and March 22, 2012, as further amended prior to the date hereof (the “Existing Credit Agreement”).

2. The Borrower desires to amend and restate the Existing Credit Agreement pursuant to this Agreement. All indebtedness, obligations and liabilities, as amended and restated hereby, and all Liens existing under the Existing Credit Agreement and other Loan Documents (as defined in the Existing Credit Agreement) will continue in full force and effect, uninterrupted and unimpaired, as amended as set forth herein and in the Loan Documents delivered or otherwise continue in connection herewith.

3. The Borrower has requested that Administrative Agent, the Syndication Agents, the Documentation Agents and the Lenders enter this Agreement in order to make available to the Borrower the $1,500,000,000 credit facilities described herein on the terms and conditions set forth herein, consisting of (a) a $1,200,000,000 revolving credit facility and (b) a $300,000,000 tranche A term loan facility.

The parties hereto hereby agree to amend and restate the Existing Credit Agreement as follows:

SECTION 1.

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1% and (c) the Eurodollar Rate for a Eurodollar Loan with a one-month interest period commencing on such day plus 1%. For purposes hereof “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMCB in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate, respectively.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Adjustment Date”: as defined in the Pricing Grid.

“Administrative Agent”: JPMCB, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agents”: the collective reference to the Syndication Agents, the Documentation Agents and the Administrative Agent.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and (ii) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”: this Fourth Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws”: all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin”: for each Type of Loan, the rate per annum set forth under the relevant column heading below:

	ABR Loans	Eurodollar Loans or Overnight LIBOR Loans
Revolving Loans and Swingline Loans	0.75%	1.75%
Tranche A Term Loans	0.75%	1.75%

provided that from and after the first Adjustment Date occurring after the Closing Date, the Applicable Margin with respect to Revolving Loans, Swingline Loans and Tranche A Term Loans will be determined pursuant to the Pricing Grid; provided further that on or prior to the date for which financial statements are delivered pursuant to Section 6.1(b) for the fiscal quarter ending September 30, 2015 Level IV of the Pricing Grid shall not be applicable.

“Applicable Prepayment Percentage”: (a) with respect to any prepayment of the Term Loans required pursuant to Section 2.13(a) in connection with the issuance or incurrence of Indebtedness (i) 100% if the Consolidated Leverage Ratio is equal to or more than 3.0 to 1.0 as of the last day of the most recently ended fiscal quarter, (ii) 75% if the Consolidated Leverage Ratio is less than 3.0 to 1.0 as of the last day of the most recently ended fiscal quarter or (iii) 50% if the Consolidated Leverage Ratio is less than 2.5 to 1.0 as of the last day of the most recently ended fiscal quarter; and (b) with respect to any prepayment of the Term Loans required pursuant to Section 2.13(b) in connection with any Asset Sale or Recovery Event (i) if the Borrower’s corporate family rating is Baa3 or better from Moody’s or BBB- or better from S&P, 50% or (ii) otherwise, 100%.

“Application”: with respect to an Issuing Lender, an application, in such form as such Issuing Lender may specify from time to time, requesting such Issuing Lender to issue or amend a Letter of Credit.

“Arrangers”: J.P. Morgan Securities LLC, Barclays Bank PLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Asset Sale”: any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause (a), (b), (c), (d), (e), (f), (g), (i), (j), (n), (o), (p) or (r) of Section 7.5) that yields Net Cash Proceeds to the Borrower or any of its Subsidiaries in excess of $15,000,000.

“Assignee”: as defined in Section 10.6(c).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit E.

“Assignor”: as defined in Section 10.6(c).

“Auto-Extension Letter of Credit”: as defined in Section 3.1(a).

“Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Commitment pursuant to Section 2.10(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Benefitted Lender”: as defined in Section 10.7(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business”: as defined in Section 4.17(b).

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans or Overnight LIBOR Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market; provided further that when used in connection with an Overnight LIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for general business in London.

“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or any United States branch of a foreign bank, in each case having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor’s Ratings Services (together with any successor thereto, “S&P”) or P-2 by Moody’s Investors Service, Inc. (together with any successor thereto, “Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated (i) in the case of any such state, commonwealth, territory, political subdivision or taxing authority, at least A by S&P or A by Moody’s or (ii) in the case of a foreign government, at least BBB- by S&P or Baa3 by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) solely in respect of the ordinary course cash management activities of the Foreign Subsidiaries, (i) equivalents of the investments described in clause (a) above to the extent guaranteed by any member state of the European Union or the country in which the Foreign Subsidiary operates, (ii) equivalents of the investments described in clause (b) above issued, accepted or offered by any commercial bank organized under the laws of a member state of the European Union or the jurisdiction of organization of the applicable Foreign Subsidiary having at the acquisition thereof combined capital and surplus of not less than $250,000,000 and (iii) without limiting the foregoing sub-clauses (i) and (ii) of this clause (h), investments equivalent to those referenced in clauses (a) through (f) above denominated in foreign currencies and customarily used by Persons for cash management purposes to the extent guaranteed, issued, accepted or offered by (x) any country in which such Foreign Subsidiary operates or is organized or (y) any commercial bank organized under the laws of the jurisdiction in which such Foreign Subsidiary operates or is organized, as applicable, in each case without regard to any minimum rating or capital requirement specified in clauses (a) through (f) above, in an aggregate outstanding amount not to exceed at any time $5,000,000.

“Cash Management Obligations”: the collective reference to (a) any obligation of the Borrower or any of its Subsidiaries in respect of (i) overdrafts and related liabilities owed to any Lender (or any Affiliate of a Lender) that arise from treasury, depositary or cash pooling or management services including in connection with any automated clearing house transfers of funds or any similar transactions and (ii) credit, debit and/or purchasing cards issued by any Lender (or any Affiliate of a Lender) to or for the benefit or account of the Borrower or any of its Subsidiaries or their respective employees and (b) any Supplemental Cash Management Obligations. For the avoidance of doubt, the parties agree that any obligation of the Borrower or its Subsidiaries to a Lender (or its Affiliate) under any Cash Pooling Agreement to which such Lender (or its Affiliate) is a party constitutes a “Cash Management Obligation” for purposes hereof.

“Cash Pooling Agreement”: any agreement, substantially in the form of the Cash Pooling Agreement dated August 4, 2006 among Tenneco Management (Europe) Limited, Tenneco Canada Inc. and ABN AMRO Bank N.V. (the “Existing Pooling Agreement”), by and among Borrower and/or any of its Subsidiaries, on the one hand, and one or more banks or similar financing institutions, on the other hand, together with any documents evidencing or governing any obligations relating thereto (including any guarantee agreements and security documents contemplated by or customary in connection with the Existing Pooling Agreement), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring, in whole or in part, obligations (or adding Foreign Subsidiaries as additional parties or other Subsidiaries as guarantors thereunder) under any such agreement or any successor or replacement agreement and whether by the same or any other bank or similar financing institution or group of banks or similar financing institutions, provided that any such amendment, restatement, supplement or modification, extension, refinancing, replacement or other agreement is limited to the provision of a cash management system or systems for the Foreign Subsidiaries of the Borrower and will not create any Indebtedness, or Lien on the property, of the Borrower or any of its Subsidiaries for any other purpose. The Cash Pooling Agreements provide a cash management system for Foreign Subsidiaries of the Borrower, and obligations of Foreign Subsidiaries thereunder may be guaranteed by the Borrower and its Domestic Subsidiaries, provided, however, that neither the Borrower nor any of its Domestic Subsidiaries may grant a security interest in the Collateral or their other assets for the purpose of such guarantee except to the extent the secured party is a Lender (or any Affiliate of a Lender).

“Closing Date”: December 8, 2014.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Commitment”: as to any Lender, the sum of the Tranche A Term Commitment and the Revolving Commitment of such Lender.

“Commitment Fee Rate”: 0.30% per annum; provided that on and after the first Adjustment Date occurring after the Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

“Confidential Information Memorandum”: the Confidential Information Memorandum dated November 13, 2014 and furnished to the Lenders.

“Consolidated EBITDA”: for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees, charges and expenses associated with Indebtedness (including with respect to the Loans and Indebtedness incurred in connection with the Transactions and any Permitted Refinancing Indebtedness of any Unsecured Notes and the transactions in connection therewith)), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (f) all premiums and interest rate hedge termination costs in connection with any purchase or redemption of the Unsecured Notes, and (g) any other non-cash charges (excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period); and minus, to the extent taken into account in calculating Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring non-cash income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of a Financial Covenant, if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $10,000,000.

In addition, Consolidated EBITDA for each fiscal quarter of the Borrower shall be increased by the amount (without duplication) of (i) cash restructuring charges and related expenses associated with restructurings undertaken by the Borrower and/or its Subsidiaries in the United States and/or internationally included in the calculation of Consolidated Net Income for any period ending prior to the Closing Date in a maximum aggregate amount not to exceed the aggregate amount thereof announced and taken prior to the Closing Date; (ii) cash restructuring charges and related expenses taken in the fiscal year ending December 31, 2014 associated with or arising out of restructurings undertaken by the Borrower and/or its Subsidiaries included in the calculation of Consolidated Net Income for such fiscal quarter, provided that the maximum aggregate amount of all such cash restructuring charges and related expenses announced and taken shall not exceed $38,000,000; (iii) pension charges taken in the fiscal year ending December 31, 2014, provided that the maximum aggregate amount of all such pension charges announced and taken shall not exceed $30,000,000; and (iv) for any period ending after the Closing Date, any and all costs, expenses, fees, fines, penalties, judgments, legal settlements and other amounts associated with any restructuring, litigation, claim, proceeding or investigation related to or undertaken by the Borrower or any of its Subsidiaries, together with any related provision for taxes, in a maximum amount not to exceed $150,000,000 in the aggregate after the Closing Date for all such events. For purposes of the foregoing sentence, “cash” restructuring charges and related expenses shall be deemed to include any accrual of or reserve for cash restructuring charges and related expenses for any future period. In addition, for purposes of calculating any Financial Covenant, Consolidated EBITDA for any period shall be increased (but not by more than $15,000,000 in any fiscal year) by the amount of aftermarket acquisition costs of the Borrower and its Subsidiaries to the extent such costs otherwise reduce Consolidated EBITDA for such period. In addition, in the event that any Permitted Sale/Leaseback results in the Borrower or a Subsidiary entering into an operating lease, then Consolidated EBITDA for any period shall be deemed to be increased by the amount of lease payments under such operating lease made during such period.

“Consolidated Interest Coverage Ratio”: for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Consolidated Interest Expense”: for any period, total interest expense of the Borrower and its Subsidiaries for such period determined in accordance with GAAP (excluding (i) all premiums and interest rate hedge termination costs in connection with any purchase or redemption of the Unsecured Notes, (ii) upfront fees paid in connection with this Agreement, and (iii) any writeoff of unamortized debt issuance costs upon any prepayment of the Unsecured Notes), net of interest income. Notwithstanding the foregoing, in the event that Borrower or a Subsidiary has entered into an operating lease in connection with a Permitted Sale/Leaseback, then Consolidated Interest Expense for any period shall be deemed to be increased by the interest component of lease payments under such operating lease made during such period (as determined based on the applicable schedule setting forth the components of lease payments delivered pursuant to Section 7.11).

“Consolidated Leverage Ratio”: as at the last day of any period, the ratio of (a) Consolidated Total Debt plus (to the extent not included in Consolidated Total Debt) the Domestic Receivables Program Amount on such day to (b) Consolidated EBITDA for such period. Notwithstanding the foregoing, in the event that the Borrower or a Subsidiary has entered into an operating lease in connection with a Permitted Sale/Leaseback then for purposes of calculating the Consolidated Leverage Ratio on any day, Consolidated Total Debt shall be deemed to be increased by the remaining unamortized principal component of such operating lease (as determined based on the applicable schedule setting forth the components of lease payments delivered pursuant to Section 7.11). For purposes of calculating the Consolidated Leverage Ratio, any Indebtedness (“New Indebtedness”) incurred to refinance existing Indebtedness of the Borrower (“Existing Indebtedness”) shall be excluded in calculating Consolidated Total Debt, as long as and to the extent (i) such Existing Indebtedness shall still be outstanding as of the calculation date and shall have been counted for purposes of calculating the Consolidated Leverage Ratio, (ii) the Borrower shall have begun a tender offer or solicitation to purchase such Existing Indebtedness or shall have irrevocably called such Existing Indebtedness for payment and (iii) proceeds of such New Indebtedness are used to repay the Existing Indebtedness within sixty (60) days after the incurrence thereof.

“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary; provided that solely for purposes of Section 7.6, non-cash restructuring charges of the Borrower and its Subsidiaries which would otherwise reduce Consolidated Net Income shall be added back to Consolidated Net Income (and, for avoidance of doubt, any cash payment made in respect of such non-cash restructuring charges shall be included in calculating Consolidated Net Income for the period in which such payment is made). Notwithstanding the foregoing, any reduction to Consolidated Net Income otherwise required by the Borrower’s adoption of FAS 123R shall be disregarded in calculating Consolidated Net Income.

“Consolidated Net Leverage Ratio”: at the last day of any period, the ratio of (a) Consolidated Total Debt plus (to the extent not included in Consolidated Total Debt) the Domestic Receivables Program Amount on such day, less the aggregate amount of unrestricted cash and cash equivalents of the Borrower and its Subsidiaries in excess of $50,000,000 (such excess amount not to exceed $ 200,000,000) to (b) Consolidated EBITDA for such period. Notwithstanding the foregoing, in the event that the Borrower or a Subsidiary has entered into an operating lease in connection with a Permitted Sale/Leaseback then for purposes of calculating the Consolidated Net Leverage Ratio on any day, Consolidated Total Debt shall be deemed to be increased by the remaining unamortized principal component of such operating lease (as determined based on the applicable schedule setting forth the components of lease payments delivered pursuant to Section 7.11). For purposes of calculating the Consolidated Net Leverage Ratio, any New Indebtedness incurred to refinance Existing Indebtedness shall be excluded in calculating Consolidated Total Debt, as long as and to the extent (i) such Existing Indebtedness shall still be outstanding as of the calculation date and shall have been counted for purposes of calculating the Consolidated Net Leverage Ratio, (ii) the Borrower shall have begun a tender offer or solicitation to purchase such Existing Indebtedness or shall have irrevocably called such Existing Indebtedness for payment and (iii) proceeds of such New Indebtedness are used to repay the Existing Indebtedness within sixty (60) days after the incurrence thereof.

“Consolidated Total Assets”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

“Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Continuing Directors”: the directors of the Borrower on the Closing Date, and each other director, if, in each case, such other director’s nomination for election to the board of directors of the Borrower is recommended by at least a majority of the then Continuing Directors.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Party”: the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender.

“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: any Lender, as reasonably determined by the Administrative Agent, that (a) in the case of any Revolving Lender, has (i) failed to fund any portion of its Revolving Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder and such failure is continuing, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding has not been satisfied, (ii) notified the Borrower or any Credit Party in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (iii) failed, within five Business Days after receipt of request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Loans and participations in then outstanding Letters of Credit and Swingline Loans or (iv) otherwise failed to pay over to any Credit Party any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (b) in the case of any Lender, has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, unless, in the case of any Lender referred to in this clause (b), the Borrower and the Administrative Agent shall be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder; provided, that a Lender will not qualify as a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in a Defaulting Lender or any Person controlling a Defaulting Lender, or the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or an instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (other than any transaction for purposes of collateral or security to the extent permitted hereunder). The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Documentation Agents”: as defined in the preamble hereto.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Receivables Program Amount”: at any time, the aggregate principal amount of proceeds received by the Borrower and its domestic Subsidiaries from parties outside of the Borrower’s consolidated group and which remain outstanding at such time in connection with a Permitted Receivables Financing, together with the aggregate funded amount relating to all factoring programs, in each case of the Borrower and its domestic Subsidiaries.

“Domestic Subsidiary”: any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“Environmental Laws”: as to any Person, any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to any Eurodollar Loan for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on page LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period; provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that, if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the Eurodollar Rate shall be the Interpolated Rate at such time. “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurodollar Tranche”: the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”: the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary”: (i) any Foreign Subsidiary, (ii) any other Subsidiary if and at such time as the Borrower and its Subsidiaries own Capital Stock representing less than 80% of the ordinary voting power of such other Subsidiary, (iii) any Immaterial Domestic Subsidiary and (iv) any Finance Subsidiary.

“Excluded Swap Obligation”: with respect to any Guarantor (a) any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations, and agreed by the Administrative Agent. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

“Existing Credit Agreement”: as defined in the recitals hereto.

“Existing Indebtedness”: as defined in the definition of “Consolidated Leverage Ratio”.

“Existing Letters of Credit”: the Letters of Credit (as defined in the Existing Credit Agreement) outstanding on the Closing Date immediately prior to the effectiveness of this Agreement. Schedule 1.1C contains a list of the Existing Letters of Credit.

“Existing Loans”: the Loans (as defined in the Existing Credit Agreement) outstanding on the Closing Date immediately prior to the effectiveness of this Agreement.

“Existing Receivables Financing”: (a) each receivables financing transaction existing on the date hereof and set forth on Schedule 7.3(m) attached hereto and (b) each receivables financing transaction entered into after that date hereof which satisfies the criteria for a Permitted Receivables Financing.

“Existing Unsecured Notes”: as defined in Section 7.2(f).

“Exiting Lender”: each Lender under the Existing Credit Agreement which is not a Lender under this Agreement on the Closing Date.

“Facility”: each of (a) the Tranche A Term Loans (the “Tranche A Term Facility”), (b) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”) and (c) each other credit facility that may be added to this Agreement after the date hereof.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Finance Subsidiary”: Tenneco Automotive RSA Company and any other Wholly Owned Subsidiary of the Borrower that is formed for the sole purpose of engaging in Permitted Receivables Financings.

“Financial Covenant”: any of the Consolidated Interest Coverage Ratio, the Consolidated Leverage Ratio, the Consolidated Net Leverage Ratio and the Senior Secured Leverage Ratio.

“Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Funded Debt”: as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of the definition of “Applicable Prepayment Percentage” or any Financial Covenant, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1, provided that, if the Borrower notifies the Administrative Agent within one year after the effectiveness of any applicable Accounting Change (as defined below) that the Borrower requests an amendment to any provision hereof to eliminate the effect of such Accounting Change or in the application thereof on the operation of such provision (or if the Required Lenders notify the Borrower within one year after the effectiveness of any such Accounting Change that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such Accounting Change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that notwithstanding the foregoing, the financial definitions set forth herein and in the other Loan Documents and any financial ratio or other financial calculation required hereby or by the other Loan Documents shall be determined without giving effect to any change to lease accounting rules from those in effect on the date hereof pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance in effect on the date hereof. “Accounting Change” refers to a change after the date hereof in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Granting Bank”: as defined in Section 10.6(d).

“Guarantee and Collateral Agreement”: the Amended and Restated Guarantee and Collateral Agreement dated as of December 8, 2014 (which amends and restates the Guarantee and Collateral Agreement dated as of March 22, 2012 to which the Loan Parties are parties) executed and delivered by the Borrower and each Subsidiary Guarantor pursuant to this Agreement, a copy of which as amended and supplemented to the date hereof is attached hereto as Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which obligation the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”: the collective reference to the Subsidiary Guarantors and any other Person that guarantees payment of all or a portion of the Obligations.

“Hart County Facility”: the facility formerly owned by TAOC located in Hart County, Georgia.

“Hart County Facility IDB Transaction”: (i) the transfer by TAOC of the Hart County Facility to the Hart County Industrial Building Authority in exchange for $42,000,000 of industrial development bond financing, (ii) the lease back by TAOC of the Hart County Facility and (iii) all related transactions.

“Hedge Agreements”: all interest rate swaps, caps, collar, forward, future or option agreements or similar arrangements dealing with interest rates, currency exchange rates or the exchange of nominal interest obligations or commodities, either generally or under specific contingencies.

“Immaterial Domestic Subsidiaries”: at any time, Domestic Subsidiaries of the Borrower having aggregate total assets (as determined in accordance with GAAP) in an amount of less than 5% of Consolidated Total Assets of the Borrower and its Domestic Subsidiaries. In the event that total assets of all Immaterial Domestic Subsidiaries exceed 5% of Consolidated Total Assets of the Borrower and its Domestic Subsidiaries, the Borrower will designate Domestic Subsidiaries which would otherwise constitute Immaterial Domestic Subsidiaries to be excluded as Immaterial Domestic Subsidiaries until such 5% threshold is met.

“Immaterial Subsidiaries”: at any time, Subsidiaries of the Borrower (i) having aggregate total assets (as determined in accordance with GAAP) in an amount of less than 5% of Consolidated Total Assets of the Borrower and its Subsidiaries and (ii) contributing in the aggregate less than 5% to Consolidated EBITDA for the period of twelve consecutive fiscal months most recently ended for which financial statements are available. In the event that total assets of all Immaterial Subsidiaries exceed 5% of Consolidated Total Assets or the total contribution to Consolidated EBITDA of all Immaterial Subsidiaries exceeds 5% of Consolidated EBITDA for the relevant period, as the case may be, the Borrower will designate Subsidiaries which would otherwise constitute Immaterial Subsidiaries to be excluded as Immaterial Subsidiaries until such 5% thresholds are met.

“Incremental Facility”: as defined in Section 2.27.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than any such obligations incurred in the ordinary course of such Person’s business maturing less than one (1) year from the creation thereof), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than an operating lease, synthetic lease or similar arrangement), (d) for the purposes of Sections 7.2 and 8(e) only, all indebtedness created or arising under any conditional sale or other title retention agreement (other than an operating lease) with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) for the purposes of Sections 7.2 and 8(e) only, all Capital Lease Obligations of such Person, provided that Capital Lease Obligations of such Person arising from Permitted Sale/Leasebacks shall be Indebtedness for purposes of any Financial Covenant and related defined terms, (f) for the purposes of Sections 7.2 and 8(e) only, all obligations of such Person, contingent or otherwise, as an account party under acceptances, surety bonds or similar arrangements (other than obligations arising out of endorsements of instruments for deposit or collection in the ordinary course of business), (g) all unpaid reimbursement obligations of such Person in respect of drawings under letters of credit and, for purposes of Sections 7.2 and 8(e) only, the face amount of all letters of credit issued for the account of such Person, (h) for the purposes of Sections 7.2 and 8(e) only, all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, (i) without limitation of the foregoing, all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, provided that the amount of any such obligation shall be deemed to be the lesser of the face principal amount thereof and the fair market value of the property subject to such Lien and (j) for the purposes of Sections 7.2 and 8(e) only, all obligations of such Person in respect of Hedge Agreements. Notwithstanding the foregoing, (i) obligations of the Borrower and its Subsidiaries in respect of bankers’ acceptances issued through joint ventures in the People’s Republic of China up to an aggregate amount at any time outstanding of $25,000,000 shall not constitute Indebtedness and (ii) overdrafts by the Borrower and its Subsidiaries in the ordinary course of business in connection with cash management (and not working capital) shall not constitute Indebtedness.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”: (a) as to any ABR Loan, the second Business Day of each January, April, July and October to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Overnight LIBOR Loan, on the last day of each interval of up to five Business Days (as specified by the Borrower on the Borrowing Date) commencing from the date such Overnight LIBOR Loan is made and (e) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any Eurodollar Loan, (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one week, or one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto, or any other period agreed upon between the Borrower and the Lenders; (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one week or one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(A) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(B) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date, in the case of the Revolving Facility, or beyond the Tranche A Final Maturity Date, in the case of the Tranche A Term Facility;

(C) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month unless such Interest Period has a duration of less than one month; and

(D) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

“Investments”: as defined in Section 7.8.

“IRS”: as defined in Section 2.21(e).

“ISP”: with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Lender”: JPMCB and Bank of America, N.A. or any other Lender (which may act through its affiliates) requested by the Borrower and reasonably acceptable to the Administrative Agent which agrees to act as an Issuing Lender hereunder, in its capacity as issuer of any Letter of Credit. Each reference herein to “Issuing Lender” shall be deemed to be a reference to the relevant Issuing Lender.

“Joint Venture”: any Person in which the Borrower and/or its Subsidiaries hold less than a majority of the Capital Stock, and which does not constitute a Subsidiary of the Borrower, whether direct or indirect.

“JPMCB”: JPMorgan Chase Bank, N.A.

“L/C Commitment”: means, as to any Revolving Lender, the obligation of such Revolving Lender to issue Letters of Credit pursuant to Section 3 in an aggregate undrawn, unexpired face amount plus the aggregate unreimbursed drawn amount thereof at any time not to exceed the amount set forth under the heading “L/C Commitment” opposite such Revolving Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto, in each case, as the same may be changed from time to time pursuant to the terms hereof.

“L/C Exposure”: at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all payments, made by an Issuing Lender pursuant to a Letter of Credit, that have not yet been reimbursed by or on behalf of the Borrower at such time. The L/C Exposure of any Lender at any time shall be, with respect to such Lender, such Lender’s applicable percentage of the total L/C Exposure at such time.

“L/C Fee Payment Date”: the second Business Day of each January, April, July or October and the last day of the Revolving Commitment Period.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participants”: with respect to any Letter of Credit issued by an Issuing Lender, the collective reference to all the Revolving Lenders other than the Issuing Lender with respect to such Letter of Credit.

“Lender Affiliate”: (a) with respect to any Lender (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lenders”: as defined in the preamble hereto.

“Letters of Credit”: as defined in Section 3.1(a).

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan”: any loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Security Documents and the Notes, as the same may be amended, modified or supplemented from time to time.

“Loan Parties”: the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

“Majority Facility Lenders”: with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Total Revolving Extensions of Credit (excluding Revolving Extensions of Credit held by Defaulting Lenders) under the Revolving Facility or the aggregate unpaid principal amount of the Tranche A Term Loans, as the case may be, outstanding under such Facility or in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders (other than Defaulting Lenders) of more than 50% of the Total Revolving Commitments (excluding Revolving Commitments of Defaulting Lenders).

“Material Adverse Effect”: a material adverse effect on (a) the Transaction or (b) the business, property, operations or financial condition of the Borrower and its Subsidiaries taken as a whole.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maximum Rate”: as defined in Section 10.20.

“Moody’s”: as defined in the definition of “Cash Equivalents”.

“Mortgaged Properties”: the real properties subject to the Mortgages designated in Schedule 1.1B and any other real properties required to be mortgaged pursuant to Section 6.9.

“Mortgages”: each of the mortgages and deeds of trust described in Schedule 1.1B and each other mortgage or deed of trust made on or after the Closing Date by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form delivered under the Existing Credit Agreement (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other fees and expenses actually incurred in connection therewith.

“New Indebtedness”: as defined in the definition of “Consolidated Leverage Ratio”.

“Non-Excluded Taxes”: Taxes, other than Taxes that are (i) income taxes and franchise taxes (imposed on the overall net income of the recipient) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (ii) attributable to a Lender’s failure to comply with the requirements of paragraph (e) or (f) of Section 2.21, (iii) United States withholding taxes imposed on amounts payable to a Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower pursuant to Section 2.21 or (iv) United States withholding Taxes imposed pursuant to FATCA.

“Non-Extension Notice Date”: as defined in Section 3.1(a).

“Non-U.S. Lender”: as defined in Section 2.21(e).

“Notes”: the collective reference to any promissory note evidencing Loans.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements or Cash Management Obligations, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, Cash Management Obligations, any Hedge Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder (exclusive of any franchise tax or any tax assessment on the overall net income of a recipient) or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Overnight LIBOR Rate”: the overnight rate for Dollars determined by the Administrative Agent from such service as the Administrative Agent may select; provided that if such overnight rate for Dollars shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Overnight LIBOR Loans”: Loans the rate of interest applicable to which is based upon the Overnight LIBOR Rate.

“Participant”: as defined in Section 10.6(b).

“Participant Register”: as defined in Section 10.6(b).

“Patriot Act”: the USA Patriot Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001 or any subsequent legislation that amends, supplements or supersedes such Act.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Receivables Financing”: (a) any sale by the Borrower or a Domestic Subsidiary of accounts receivable to a Finance Subsidiary intended to be (and which shall be treated for the purposes hereof as) a true sale transaction with customary limited recourse based upon the collectibility of the receivables sold and the corresponding sale or pledge of such accounts receivable (or an interest therein) by the Finance Subsidiary, in each case without any guarantee by the Borrower or any other Subsidiary thereof, provided, however, that the terms, conditions and structure (including the legal and organizational structure of the Finance Subsidiary and the restrictions imposed on its activities) of and the documentation incident to any such transactions entered into after the date hereof must be reasonably acceptable to the Administrative Agent, provided that the terms, conditions and structure of and the amendment documentation incident to any Existing Receivables Financing and any further amendments, waivers, supplements, extensions, renewals or other modifications to the terms, conditions and structure of such Permitted Receivables Financings, are and will be deemed to be acceptable to the Administrative Agent, so long as such modifications do not increase the amount of such Existing Receivables Financings, expand the scope of the assets included in such Existing Receivables Financing (without giving effect to any changes to eligibility criteria contained therein, including concentration limits) or change the legal or organizational structure of the Finance Subsidiary, including the restrictions on its activities, except as may be permitted in the underlying documentation for such Existing Receivables Financing as in effect as of the date hereof, and (b) any sale or financing by any Foreign Subsidiary to or with local buyers or lenders of accounts receivable in the ordinary course of business, in each case without any guarantee by the Borrower or any Domestic Subsidiary. The aggregate principal amount of the proceeds received from parties outside of Borrower’s consolidated group and which remains outstanding in all transactions described in the preceding clauses (a) and (b) will not exceed $300,000,000 at any time and from time to time. In addition to receivables and their proceeds, the assets transferred in a Permitted Receivables Financing may include (i) any collateral for transferred receivables (other than any interest in goods the sale of which gave rise to such receivables) and any agreements supporting or securing payment of transferred receivables, (ii) any service contracts or other agreements associated with such receivables and records relating to such receivables, (iii) any bank account or lock box maintained primarily for the purpose of receiving collections of transferred receivables and (iv) proceeds of all of the foregoing.

“Permitted Refinancing Indebtedness”: with respect to any Indebtedness (the “Original Indebtedness”) of the Borrower, Indebtedness (“Refinancing Indebtedness”) of the Borrower which satisfies the following conditions: (i) if the Original Indebtedness is subordinated in right of payment to the Obligations, the Refinancing Indebtedness (including permitted guarantees thereof described in clause (v) below) is at least as subordinated in right of payment and otherwise to the Obligations as is the Original Indebtedness, (ii) if the Original Indebtedness is secured, the Refinancing Indebtedness is unsecured or, if the Refinancing Indebtedness is secured, the intercreditor arrangements with respect to such Refinancing Indebtedness (including subordination of liens) are at least as favorable to the holders of the Obligations as are those applicable to the Original Indebtedness, (iii) the principal amount of the Refinancing Indebtedness is no greater than the sum of the principal amount of the Original Indebtedness being refinanced plus any fees and premiums arising in connection with such refinancing, (iv) the Refinancing Indebtedness has no required (scheduled and mandatory) principal payments prior to the date which is 91 days after the Tranche A Final Maturity Date (or, if later, 91 days after the then scheduled final maturity date of any Incremental Facility) (other than pursuant to change of control and asset sale covenants substantially similar to those in the Original Indebtedness or that, in the reasonable judgment of the Borrower, are at least as favorable to the Borrower and its Subsidiaries as are the corresponding terms of similar Indebtedness issued by similarly-situated issuers after taking into account the then-prevailing market conditions) and (v) if required to be guaranteed, the Refinancing Indebtedness is guaranteed only by Subsidiaries which have guaranteed payment of the Obligations pursuant to subordination (if applicable) and guarantee provisions at least as favorable to the holders of the Obligations as are those in the Original Indebtedness.

“Permitted Sale/Leasebacks”: as defined in Section 7.11.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any “employee benefit plan” (as defined by Section 3(3) of ERISA) that is subject to Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pricing Grid”: the pricing grid attached hereto as Annex A.

“Properties”: as defined in Section 4.17(a).

“Qualified Capital Stock”: Capital Stock of the Borrower in respect of which no scheduled, mandatory or required payments are due (other than payments in kind) prior to the date which is 91 days after the Tranche A Final Maturity Date (or, if later, 91 days after the then scheduled final maturity date of any Incremental Facility).

“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

“Refunded Swingline Loans”: as defined in Section 2.9.

“Register”: as defined in Section 10.6(e).

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reimbursement Obligation”: the obligation of the Borrower to reimburse an Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.13(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”: any Asset Sale or Recovery Event resulting in the receipt of Net Cash Proceeds by the Borrower or a Subsidiary in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice”: a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net

Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business. The Borrower may deliver a Reinvestment Notice quarterly after the end of each applicable fiscal quarter with the compliance certificate delivered pursuant to Section 6.2(b) rather than at the time of receipt of the related Net Cash Proceeds.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower’s business.

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring 12 months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to acquire assets useful in the Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Replacement Term Loan”: as defined in Section 10.1(b)(ii).

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Required Lenders”: at any time, the holders (other than Defaulting Lenders) of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) then outstanding and (ii) the Total Revolving Commitments (excluding Revolving Commitments of Defaulting Lenders) then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit (excluding Revolving Extensions of Credit held by Defaulting Lenders) then outstanding.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: the chief executive officer, president or chief financial officer of the Borrower or any other applicable Loan Party, but in any event, with respect to financial matters, the chief financial officer, Treasurer and Controller of the Borrower or such Loan Party, as the case may be.

“Restricted Payments”: as defined in Section 7.6.

“Revolving Commitment”: as to any Revolving Lender, the obligation of such Revolving Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The initial amount of the Total Revolving Commitments is $1,200,000,000.

“Revolving Commitment Period”: the period from and including the Closing Date to the Revolving Termination Date.

“Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s L/C Exposure and (c) such Lender’s Swingline Exposure.

“Revolving Facility”: the Revolving Commitments and the extensions of credit made thereunder.

“Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans, including each Lender that became a party hereto as of the Closing Date.

“Revolving Loans”: as defined in Section 2.6(a).

“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the aggregate principal amount of the Revolving Extensions of Credit then outstanding).

“Revolving Termination Date”: the date which is the earlier to occur of (a) the fifth anniversary of the Closing Date and (b) the date on which the Revolving Commitments are terminated.

“Sanctioned Country”: at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United National Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.

“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“S&P”: as defined in the definition of “Cash Equivalents”.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Senior Secured Leverage Ratio”: as of the last day of any period, the ratio of (x) the sum of all outstanding Indebtedness under this Agreement, any other secured Indebtedness of the Borrower and its Subsidiaries and Capital Lease Obligations plus the Domestic Receivables Program Amount as of such day to (y) Consolidated EBITDA for such period. Notwithstanding the foregoing, in the event that the Borrower or a Subsidiary has entered into an operating lease in connection with a Permitted Sale/Leaseback then for purposes of calculating the Senior Secured Leverage Ratio on any day, the amount described in clause (x) shall be deemed to be increased by the remaining unamortized principal component of such operating lease (as determined based on the applicable schedule setting forth the components of lease payments delivered pursuant to Section 7.11). For purposes of calculating the Senior Secured Leverage Ratio, any New Indebtedness incurred to refinance Existing Indebtedness shall be excluded, as long as and to the extent (i) such Existing Indebtedness shall still be outstanding as of the calculation date and shall have been counted for purposes of calculating the Senior Secured Leverage Ratio, (ii) the Borrower shall have begun a tender offer or solicitation to purchase such Existing Indebtedness or shall have irrevocably called such Existing Indebtedness for payment and (iii) proceeds of such New Indebtedness are used to repay the Existing Indebtedness within sixty (60) days after the incurrence thereof.

“Single Employer Plan”: any Plan that is not a Multiemployer Plan.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim,” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“SPC”: as defined in Section 10.6(d).

“Specified Change of Control”: a “Change of Control” (however denominated) as defined in any Unsecured Note Agreement or in any other instrument or agreement evidencing or creating Indebtedness with an aggregate principal amount of $75,000,000 or more.

“Stub Debt”: debentures of the Borrower and its Subsidiaries issued and outstanding on the date hereof and described in the financial statements of the Borrower referred to in Section 4.1.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified (i) all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower and (ii) each Finance Subsidiary shall be deemed not to be a Subsidiary of the Borrower for purposes of Sections 7.2, 7.3, 7.5, 7.10 and 7.13.

“Subsidiary Guarantor”: each Subsidiary of the Borrower other than any Excluded Subsidiary.

“Supplemental Cash Management Obligations”: obligations of the Borrower and its Subsidiaries in respect of working capital and long term credit agreements, bank issued guarantees, credit facilities supporting letters of credit and/or bank issued guarantees and foreign exchange lines of credit provided by any Lender (or any Affiliate of a Lender) in an aggregate amount of up to $175,000,000 at any time. Notwithstanding the foregoing (i) an obligation shall constitute a Supplemental Cash Management Obligation only if the Borrower has designated such obligation as a Supplemental Cash Management Obligation in writing to the Administrative Agent, (ii) no obligation shall constitute a Supplemental Cash Management Obligation if its treatment as such would violate any material Contractual Obligation of the Borrower and its Subsidiaries and (iii) no more than $175,000,000 of obligations shall constitute Supplemental Cash Management Obligations at any time.

“Swap”: any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.

“Swap Obligation”: with respect to any person, any obligation to pay or perform under any Swap.

“Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.8 in an aggregate principal amount at any one time outstanding not to exceed $75,000,000.

“Swingline Exposure”: means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) such Lender’s applicable percentage of the total Swingline Exposure at such time related to Swingline Loans other than any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) if such Lender shall be a Swingline Lender, the principal amount of all Swingline Loans made by such Lender outstanding at such time (to the extent that the other Lenders shall not have funded their participations in such Swingline Loans).

“Swingline Lender”: as the context may require, either (i) JPMCB, in its capacity as the lender of U.S. Swingline Loans, or (ii) JPMorgan Chase Bank, N.A., London Branch, an affiliate of JPMCB, in its capacity as the lender of U.K. Swingline Loans.

“Swingline Loans”: as defined in Section 2.8.

“Swingline Participation Amount”: as defined in Section 2.9.

“Syndication Agents”: as defined in the preamble hereto.

“2018 Notes”: as defined in Section 7.2(f).

“2020 Notes”: as defined in Section 7.2(f).

“TAOC”: Tenneco Automotive Operating Company Inc., a Delaware corporation and a Subsidiary of the Borrower.

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lenders”: the Tranche A Term Lenders and any other Lender which holds a Term Loan.

“Term Loans”: the Tranche A Term Loans and any term loans made under an Incremental Facility.

“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect. The Total Revolving Commitments may be increased or reduced from time to time pursuant to Sections 2.27 and 2.11, respectively.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

“Tranche A Final Maturity Date”: the date which is the fifth anniversary of the Closing Date.

“Tranche A Term Commitment”: as to any Tranche A Term Lender, the obligation of such Tranche A Term Lender to make a Tranche A Term Loan to the Borrower pursuant to Section 2.3.

“Tranche A Term Lender”: each Lender that holds a Tranche A Term Loan or a Tranche A Term Commitment.

“Tranche A Term Loan”: as defined in Section 2.3. The initial aggregate amount of the Tranche A Term Loans is $300,000,000, and on the Closing Date, each Tranche A Term Lender will hold a Tranche A Term Loan in an amount equal to the amount set forth opposite its name on Schedule 1.1A, or as may subsequently be set forth in the Register from time to time, as the same may be adjusted from time to time pursuant to this Agreement.

“Tranche A Term Percentage”: as to any Tranche A Term Lender at any time, the percentage which the aggregate principal amount of such Lender’s Tranche A Term Loan then outstanding constitutes of the aggregate principal amount of all of the Tranche A Term Loans then outstanding.

“Transaction”: the entering into, and creating security interests in Collateral under, the Loan Documents and the use of the proceeds of the Loans in connection with the amendment and restatement of the Existing Credit Agreement pursuant thereto.

“Transferee”: any Assignee or Participant.

“Type”: as to any Loan, its nature as an ABR Loan, a Eurodollar Loan or an Overnight LIBOR Loan.

“UCP”: with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“U.K. Swingline Loan”: as defined in Section 2.8.

“United States” and “U.S.”: the United States of America.

“Unsecured Note Agreement”: any indenture, credit agreement or similar document governing any Unsecured Notes, and all material related agreements.

“Unsecured Notes”: unsecured Indebtedness of the Borrower permitted by Section 7.2(f) or (l).

“U.S. Swingline Loan”: as defined in Section 2.8.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wholly Owned Subsidiary Guarantor”: any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), and (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.

(f) Pro forma calculations required to be made pursuant to this Agreement shall be made in accordance with the assumptions believed by the Borrower to be reasonable and factually supportable and to give effect to actions and results that are expected to occur within a reasonable period of time after the occurrence of the event requiring such pro forma calculations. The Borrower will provide to the Administrative Agent a reasonably detailed description of such pro forma calculations (including the assumptions therefor).

(g) Notwithstanding anything to the contrary herein, no Default shall arise as a result of any limitation set forth in Dollars in Section 7 (or in any defined term used therein) being exceeded solely as a result of changes in currency exchange rates from the currency exchange rates applicable at the time or times the related transaction was entered into or designated as a Cash Management Obligation or Supplemental Cash Management Obligation, as applicable; provided that, for purposes of determining whether a new transaction or designation complies with any such limitation set forth in Dollars in Section 7 (or in any defined term used therein), the then current currency exchange rates shall be applied to all previous transactions or designations made in reliance on such limitation.

(h) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

SECTION 2. AMOUNT AND TERMS OF LOANS AND COMMITMENTS

2.1 [RESERVED].

2.2 [RESERVED].

2.3 Tranche A Term Commitments. Subject to the terms and conditions hereof, each Tranche A Term Lender severally agrees to make a term loan (a “Tranche A Term Loan”) to the Borrower on the Closing Date in the amount set forth under the heading “Tranche A Term Loan” opposite such Tranche A Term Lender’s name on Schedule 1.1A. The Tranche A Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.4 and 2.14.

2.4 Procedure for Tranche A Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, one Business Day prior to the anticipated Closing Date in the case of ABR Loans or three Business Days prior to the anticipated Closing Date in the case of Eurodollar Loans) requesting that the Tranche A Term Lenders make the Tranche A Term Loans on the Closing Date and specifying (i) the amount and the Type of Loans to be borrowed, (ii) the anticipated Closing Date and (iii) in the case of Eurodollar Loans, the respective amounts of such Type of Loan and the respective lengths of the initial Interest Period therefor. Each such borrowing shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of such notice of borrowing the Administrative Agent shall promptly notify each Tranche A Term Lender thereof. Each Tranche A Term Lender will make the amount of its Tranche A Term Loan available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 2:00 p.m., New York City time, on the Closing Date. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Tranche A Term Lenders and in like funds as received by the Administrative Agent.

2.5 Repayment of Tranche A Term Loans. The Tranche A Term Loan of each Tranche A Term Lender shall be payable in 20 consecutive quarterly installments, commencing March 31, 2015, each of which shall be in an amount equal to such Lender’s Tranche A Term Percentage multiplied by the amount set forth below opposite each installment:

Installment	Amount
March 31, 2015	$3,750,000
June 30, 2015	$3,750,000
September 30, 2015	$3,750,000
December 31, 2015	$3,750,000
March 31, 2016	$3,750,000
June 30, 2016	$3,750,000
September 30, 2016	$3,750,000
December 31, 2016	$3,750,000
March 31, 2017	$5,625,000
June 30, 2017	$5,625,000
September 30, 2017	$5,625,000
December 31, 2017	$5,625,000
March 31, 2018	$7,500,000
June 30, 2018	$7,500,000
September 30, 2018	$7,500,000
December 31, 2018	$7,500,000
March 31, 2019	$7,500,000
June 30, 2019	$7,500,000
September 30, 2019	$7,500,000
Tranche A Final Maturity Date	$195,000,000

2.6 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time at the Borrower’s request during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Percentage of the sum of (i) the L/C Obligations with respect to Letters of Credit then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.7 and/or 2.14.

(b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

2.7 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day prior to the Revolving Termination Date, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (a) prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) prior to 12:00 Noon, New York City time, on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and the Type of Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of such Type of Loan and the respective lengths of the initial Interest Period therefor. Each such borrowing shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swingline Lender and the Issuing Lenders may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.9(b) and the proviso of Section 3.5, respectively. Upon receipt of any such notice of borrowing under the Revolving Facility from the Borrower, the Administrative Agent shall promptly notify each Lender under the Revolving Facility thereof. In the case of a borrowing under the Revolving Facility, each Revolving Lender will make the amount of its Revolving Percentage of such borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 2:00 p.m., New York City time, on the Borrowing Date requested by the Borrower or requested by the Swingline Lender or an Issuing Lender on behalf of the Borrower as contemplated by the second preceding sentence in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

2.8 Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments by making swing line loans to the Borrower in the United Kingdom (“U.K. Swingline Loans”) or in the United States (“U.S. Swingline Loans” and, together with U.K. Swingline Loans, the “Swingline Loans”); provided that the aggregate principal amount of Swingline Loans made by the Swingline Lender will not result in (i) the aggregate principal amount of outstanding Swingline Loans made by the Swingline Lender exceeding the Swingline Lender’s Swingline Commitment, or (ii) the Swingline Lender’s Revolving Extensions of Credit

exceeding its Revolving Commitment, provided further that the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. U.S. Swingline Loans shall be ABR Loans only. U.K. Swingline Loans shall be Overnight LIBOR Loans only.

(b) The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Termination Date and the date that is five Business Days after such Swingline Loan is made; provided that each date that a Revolving Loan is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Revolving Loan shall be applied by the Administrative Agent to repay any Swingline Loans outstanding; provided further that the Borrower shall not be required to repay Swingline Loans pursuant to the foregoing proviso if the aggregate amount of such Swingline Loans outstanding on the date that a Revolving Loan is made is less than $1,000,000.

2.9 Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans, it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 p.m. New York City time (in the case of U.S. Swingline Loans) or 1:00 p.m. London time (in the case of U.K. Swingline Loans), on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $100,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 p.m. New York City time (in the case of U.S. Swingline Loans) or 3:00 p.m. London time (in the case of U.K. Swingline Loans), on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

(b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 a.m., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the

Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

(c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.9(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.9(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.9(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

(d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e) Each Revolving Lender’s obligation to make the Loans referred to in Section 2.9(b) and to purchase participating interests pursuant to Section 2.9(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.10 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the second Business Day of each January, April, July and October and on the Revolving Termination Date, commencing on the first of such dates to occur after the Closing Date.

(b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

2.11 Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days’ notice (or shorter notice period approved by the Administrative Agent) to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such partial reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

2.12 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as set forth below), upon notice delivered to the Administrative Agent (a) at least three Business Days (or shorter notice period approved by the Administrative Agent) prior thereto in the case of Eurodollar Loans and (b) on the same Business Day in the case of ABR Loans or Overnight LIBOR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or Overnight LIBOR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.22. Upon receipt of any such notice in respect of Eurodollar Loans, ABR Loans or Overnight LIBOR Loans the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Tranche A Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. Any optional prepayments of the Term Loans shall be applied to the remaining installments thereof in the direct order of maturity.

2.13 Mandatory Prepayments.

(a) If any Indebtedness shall be incurred by the Borrower or any of its Subsidiaries after the Closing Date (excluding (i) the proceeds of a Permitted Receivables Financing, and (ii) any other permitted Indebtedness incurred in accordance with Section 7.2), an amount equal to the Applicable Prepayment Percentage of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans as set forth in Section 2.13(c).

(b) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof (or will be delivered concurrently with the next compliance certificate to be delivered pursuant to Section 6.2(b)), the Applicable Prepayment Percentage of such Net

Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans as set forth in Section 2.13(c); provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in Section 2.13(c).

(c) The application of any prepayment pursuant to Section 2.13(a) or (b) shall be made ratably to the Term Loans based on the outstanding respective principal amounts thereof. Partial prepayments of the Term Loans pursuant to this Section 2.13 shall be applied to the remaining installments thereof in the direct order of maturity. The application of any prepayment of Term Loans pursuant to this Section 2.13 shall be made, first, to ABR Loans and second, to Eurodollar Loans. Each prepayment of the Loans under this Section 2.13 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

2.14 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days’ prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any Eurodollar Loan which is a Term Loan shall be continued as such upon the expiration of the then current Interest Period with respect thereto unless the Borrower gives irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of a different length of the next Interest Period to be applicable to such Loans or elects to convert such Loan to an ABR Loan, provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Any Eurodollar Loan which is a Revolving Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.15 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than twenty (20) Eurodollar Tranches shall be outstanding at any one time.

2.16 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) Each Overnight LIBOR Loan shall bear interest at a rate per annum equal to the Overnight LIBOR Rate plus the Applicable Margin.

(d) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amounts shall bear interest at a rate per annum equal to (x) in the case of overdue amounts in respect of any Loan, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of overdue amounts in respect of any Reimbursement Obligation, the rate applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(e) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (d) of this Section shall be payable from time to time on demand.

2.17 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.16(a).

2.18 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any ABR Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans with an Interest Period having the duration of such Interest Period shall be continued as ABR Loans and (y) any Eurodollar Loans requested to be made under the relevant Facility with an Interest Period having the duration of such Interest Period shall be made as Eurodollar Loans having an Interest Period with the shortest available duration described in the definition of “Interest Period” or, in the absence of any such available duration, as ABR Loans. Until such notice has been withdrawn by the Administrative Agent (and the Administrative Agent agrees to promptly withdraw such notice after it becomes aware (by receipt of notice or otherwise) that the circumstances described in clause (a) or (b) above cease to exist), no further Eurodollar Loans with an Interest Period having the duration of such Interest Period under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans with an Interest Period having the duration of such Interest Period.

2.19 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Revolving Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Commitments shall be made pro rata according to the respective Revolving Percentages of the Revolving Lenders.

(b) [RESERVED].

(c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders, except as otherwise provided in Section 2.28.

(d) Each payment (including each prepayment) by the Borrower on account of principal of and interest and premium, if any, on the Tranche A Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Tranche A Term Loans then held by the Tranche A Term Lenders. The amount of each principal prepayment of the Tranche A Term Loans shall be applied to reduce the then remaining installments of the Tranche A Term Loans in the direct order of maturity. Amounts prepaid on account of the Tranche A Term Loans may not be reborrowed.

(e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders (or, in the case of payments in respect of U.K. Swingline Loans, prior to 12:00 Noon, London time, on the due date thereof to the applicable Swingline Lender), at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

(g) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

2.20 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Credit Party with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject such Credit Party to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Loan made by it, or change the basis of taxation of payments to such Credit Party in respect thereof (except for Non-Excluded Taxes covered by Section 2.21 and changes in the rate of tax on the overall net income of such Credit Party);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (including any insurance charge or other assessment, but other than any reserve requirement contemplated by Section 2.20(e)) against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Credit Party or any Letter of Credit or participation therein; or

(iii) shall impose on such Credit Party or the London interbank market any other condition, cost or expense affecting this Agreement or the Loans made by such Credit Party or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to such Credit Party, by an amount that such Credit Party deems to be material, of making, converting into, continuing or maintaining Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Credit Party, upon its demand and delivery of the calculation of such amount, any additional amounts necessary to compensate such Credit Party for such increased cost or reduced amount receivable. If any Credit Party becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled together with a calculation of such amount claimed.

(b) If any Credit Party shall have determined that the adoption of or any change in any Requirement of Law regarding capital or liquidity requirements or in the interpretation or application thereof or compliance by such Credit Party, or any corporation controlling such Credit Party with any request or directive regarding capital or liquidity requirements (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date shall have the effect of reducing the rate of return on such Credit Party’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Credit Party’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Credit Party to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Credit Party such additional amount or amounts as will compensate such Credit Party for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than three months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such three-month period shall be extended to include the period of such retroactive effect.

(c) Notwithstanding anything herein to the contrary (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a change in a Requirement of Law, regardless of the date enacted, adopted or issued.

(d) A certificate as to any additional amounts payable pursuant to this Section submitted by any Credit Party to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e) Eurocurrency Liabilities. The Borrower shall pay to each Lender, without duplication, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financing regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Eurodollar Loans of the Borrower, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least ten days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice ten days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten days from receipt of such notice.

2.21 Taxes. (a) All payments made by or on behalf of any Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, except as required by applicable law. If any such Taxes are required to be withheld from any amounts payable to any Credit Party, as determined in good faith by the applicable withholding agent, (i) such amounts shall be paid to the relevant Governmental Authority in accordance with applicable law and (ii) if such Taxes are Non-Excluded Taxes or Other Taxes, the amounts so payable by the applicable Loan Party to the Credit Party shall be increased to the extent necessary to yield to such Credit Party (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement as if such withholding or deduction had not been made.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent, timely reimburse it for any Other Taxes.

(c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If (i) the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority, (ii) fails to remit to the Administrative Agent the required receipts or other required documentary evidence or (iii) any Non-Excluded Taxes or Other Taxes are imposed directly upon the Administrative Agent or any Lender, the Borrower shall indemnify the Administrative Agent and the Lenders for such amounts and any reasonable expenses or incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure, in the case of (i) and (ii), or any such direct imposition, in the case of (iii), whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for any Taxes (i) attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Non-Excluded Taxes or Other Taxes and without limiting the obligation of the Borrower to do so) or (ii) attributable to such Lender’s failure to comply with the provisions of Section 10.6(b) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) (i) Each Lender (or Transferee) that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent two properly completed and duly signed copies of U.S. Internal Revenue Service (“IRS”) Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax. Each Lender (or Transferee) that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (i) two copies of IRS Form W-8BEN, W-8BEN-E, W-8ECI or Form W-8IMY (together with any applicable underlying IRS forms), (ii) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a statement substantially in the form of Exhibit F and the applicable IRS Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on payments by under this Agreement and the other Loan Documents. Such forms shall be delivered by each Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the request of the Borrower or the Administrative Agent. In addition, each Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section that such Non-U.S. Lender is not legally able to deliver.

(ii) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.21 (including by the payment of additional amounts pursuant to this Section 2.21), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.21(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.21(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.21(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.21(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Section 1.1471-2(b)(2)(i) of the Treasury Regulations.

(i) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.22 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a payment of Eurodollar Loans (including pursuant to Sections 2.24 or 10.1(c)) on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid or returned, or not so borrowed, converted or continued, for the period from the date of such prepayment or return or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.23 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.20 or 2.21(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.20 or 2.21(a).

2.24 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.20 or on account of Non-Excluded Taxes pursuant to Section 2.21 or (b) has become a Defaulting Lender hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.23 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.20 or on account of Non-Excluded Taxes pursuant to Section 2.21, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.22 for any losses suffered or expenses incurred by such Lender if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) or pursuant to other procedures agreed upon by the Borrower and the Administrative Agent including deemed assignments upon payment to the replaced Lender of amounts required to be paid to it pursuant to this Section 2.24, (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.20 or on account of Non-Excluded Taxes pursuant to 2.21, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

2.25 [Intentionally Omitted].

2.26 Designation of Existing Revolving Loans and Revolving Commitments. As of the Closing Date, the Existing Loans that are Revolving Loans (as defined in the Existing Credit Agreement) and Revolving Commitments (as defined in the Existing Credit Agreement)

immediately prior to the Closing Date shall automatically, without any action on the part of any Person, be designated for all purposes of this Agreement and the other Loan Documents as Revolving Commitments. The Administrative Agent shall mark the Register accordingly to provide for such designation of the Existing Loans that are Revolving Loans (as defined in the Existing Credit Agreement) and Revolving Commitments (as defined in the Existing Credit Agreement) among the Lenders in this Agreement according to their proportionate shares thereof, as applicable. On the Closing Date, the commitments of each Exiting Lender shall be terminated, all outstanding amounts due under the Existing Agreement and the other Loan Documents (as defined in the Existing Agreement) to such Exiting Lender on the Closing Date shall be paid in full, and each Exiting Lender (i) shall cease to be a Lender under the Existing Agreement and (ii) shall not be a Lender under this Agreement, and each Lender under this Agreement shall not have been deemed to assume the commitments of the Lenders under the Existing Facility.

2.27 Incremental Loan Extensions. The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request an increase to the Tranche A Term Facility or the Revolving Facility or request the addition of one or more incremental term loan facilities (each, an “Incremental Facility”) in an aggregate amount of up to the greater of (x) $275,000,000 and (y) any additional amount if (in the case of this clause (y)), on a pro forma basis for the most recent determination period (as if such Incremental Facility became effective on the first day of such determination period and, in the case of an Incremental Facility consisting of an increase in the Revolving Facility, assuming full utilization of the Revolving Facility), after giving effect to such Incremental Facility and the use of proceeds thereof, the Senior Secured Leverage Ratio is less than 1.75 to 1.0; provided that (i) no Lender will be required to participate in any such Incremental Facility, (ii) no Default exists or would exist after giving effect thereto, (iii)(a) the final maturity date of any such Incremental Facility consisting of a “pro rata” tranche A term facility or an increase in the Revolving Facility shall be no earlier than the Tranche A Final Maturity Date and the final maturity date of any such Incremental Facility consisting of a tranche B term facility (i.e., a term loan facility with a tenor of six years or longer which has nominal amortization of 1% per annum prior to final maturity) shall be no earlier than the first anniversary of the Tranche A Final Maturity Date (or, if later, the then scheduled final maturity date of any other Incremental Facility), and (b) the weighted average life of any such Incremental Facility (1) consisting of a “pro rata” tranche A term loan facility or revolving facility shall not be less than the remaining average life of the Tranche A Term Facility and (2) consisting of a tranche B term facility shall not be less than the remaining average life of any other Facility (provided that a tranche B term facility may contain nominal amortization of 1% per year), (iv) if the yield for an Incremental Facility (which, for such purposes only, shall be deemed to include all upfront or similar fees generally payable to Lenders providing the Incremental Facility, pricing floors or original issue discount (equated to interest rates in a manner determined by the Administrative Agent based on an assumed four-year life to maturity) payable to all Lenders providing such Incremental Facility) as determined by the Administrative Agent consisting of a “pro rata” tranche A term loan facility or revolving facility exceeds the sum of (x) the yield (calculated as set forth above) for the Tranche A Term Facility and Revolving Facility immediately prior to the funding of such Incremental Facility plus (y) 0.50%, the Applicable Margin for the Tranche A Term Facility and the Revolving Facility shall be increased so that the yield in respect of such Incremental Facility is no higher than 0.50% above the yield in respect of the Tranche A Term Facility and the Revolving Facility and (v) any Incremental Facility shall be on terms and pursuant to documentation to be agreed upon by the Borrower and the Administrative Agent, provided that, any Financial Covenant or Default in any Incremental Facility shall be consistent with that set forth in Section 7.1 and Section 8 of this Agreement, and provided further that, to the extent such terms and documentation are not consistent in any material respect with those applicable to the Tranche A Term Facility or the Revolving Facility, as applicable (except to the extent permitted by clause (iii) or (iv) above), they shall be reasonably satisfactory to the Administrative Agent. In connection with any Incremental Facility, the Borrower shall provide the Administrative Agent with such related Notes, certificates and opinions as the Administrative Agent may reasonably request. Appropriate adjustments shall be made in the payments of interest to reflect the funding date of such Incremental Facility. Notwithstanding anything to the contrary in Section 10.1, this Agreement and the other Loan Documents may be amended from time to time with the consent of only the Administrative Agent and the Borrower to the extent necessary to implement the provisions of this Section (including to reflect each Incremental Facility and the funding thereof). Each Incremental Facility shall be entitled to share in the Collateral and guarantees on a pari passu basis with the other Facilities and shall be entitled to share in mandatory prepayments on a basis comparable with the Tranche A Term Facility, as determined by the Borrower and the Administrative Agent.

2.28 Defaulting Revolving Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:

(a) commitment fees shall cease to accrue on the Available Revolving Commitment (if any) of such Defaulting Lender pursuant to Section 2.10(a);

(b) if there are any Swingline Loans outstanding or Letters of Credit outstanding at the time such Revolving Lender becomes a Defaulting Lender then:

(i) all or any part of such outstanding Swingline Loans or outstanding Letters of Credit shall be reallocated among the Revolving Lenders that are not Defaulting Lenders in accordance with their respective Revolving Percentages but only to the extent the sum of all outstanding Revolving Extensions of Credit of the Revolving Lenders that are not Defaulting Lenders does not exceed the total of all Revolving Commitments of the Revolving Lenders that are not Defaulting Lenders (for the avoidance of doubt, no Lender shall be required to make Revolving Extensions of Credit in excess of its Revolving Commitment);

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Revolving Percentage of the outstanding Swingline Loans (after giving effect to any partial reallocation pursuant to clause (i) above) and (y) second, (1) if a drawing is made under any Letter of Credit, the Borrower shall reimburse the applicable Issuing Lender in accordance with Section 3.5 and (2) if a Letter of Credit is requested by the Borrower in accordance with Section 3.2 during any period where there is a Defaulting Lender that is a Revolving Lender, the Borrower shall enter into an arrangement reasonably satisfactory to the applicable Issuing Lender to cover in whole or in part (which such arrangement may include cash collateralization) the exposure of the applicable Issuing Lender related to the participating interests of such Defaulting Lender in such newly issued Letter of Credit (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such Lender is a Defaulting Lender or until such Lender is replaced pursuant to Section 2.24;

(iii) if and so long as the Borrower cash collateralizes any portion of such Defaulting Lender’s Revolving Percentage of outstanding Letters of Credit pursuant to clause (ii) above, then the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3 with respect thereto;

(iv) upon any reallocation described in clause (i) above, the fees payable to the Revolving Lenders pursuant to Sections 2.10(a) and 3.3 shall be adjusted accordingly to re-allocate such fees among the Revolving Lenders which are not Defaulting Lenders; and

(v) if any such Defaulting Lender’s Revolving Percentage of outstanding Letters of Credit is neither cash collateralized nor reallocated pursuant to clause (i) above, then, without prejudice to any rights or remedies of the applicable Issuing Lender or any Lender hereunder, all letter of credit fees payable under Section 3.3 with respect to such Defaulting Lender’s Revolving Percentage of outstanding Letters of Credit shall be payable to the relevant Issuing Lender until such cash collateralization and/or reallocation occurs;

(c) the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is reasonably satisfied that the related exposure will be covered in whole or in part by the Revolving Commitments of the Revolving Lenders that are not Defaulting Lenders and/or cash collateral or other arrangements will be provided by the Borrower in accordance with clause (b)(ii) above, and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be (i) allocated among the Revolving Lenders that are not Defaulting Lenders and/or (ii) covered by arrangements made by the Borrower pursuant to clause (b)(ii) above in a manner consistent with clauses (b)(i) and (ii) (and any such Defaulting Lenders shall not participate therein);

(d) the Revolving Commitment and Revolving Extensions of Credit of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders or the Majority Lenders under the Revolving Facility have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided, that this clause (d) shall not apply in the case of an amendment, waiver or other modification requiring the consent of all Lenders or each Lender affected thereby; and

(e) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 10.7 but excluding Section 2.24) shall, in lieu of being distributed to such Defaulting Lender and without duplication, be retained by the Administrative Agent in a segregated interest-bearing account reasonably satisfactory to the Administrative Agent and the Borrower and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder,

(ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to any Issuing Lender or Swingline Lender hereunder, (iii) third, if so determined by the Administrative Agent or requested by an Issuing Lender or Swingline Lender, held in such account as cash collateral for existing or (unless such Defaulting Lender has no remaining unutilized Revolving Commitment) future funding obligations of such Defaulting Lender in respect of any existing or (unless such Defaulting Lender has no remaining unutilized Revolving Commitment) future participation in any Swingline Loan or Letter of Credit, (iv) fourth, to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) fifth, if so determined by the Administrative Agent and the Borrower, unless such Defaulting Lender has no remaining unutilized Revolving Commitment, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Revolving Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to any Issuing Lender or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by such Issuing Lender or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction, provided, that, with respect to this clause (viii), if such payment is (A) a prepayment of the principal amount of any Revolving Loans or Reimbursement Obligations as to which a Defaulting Lender has funded its participation and (B) made at a time when the conditions set forth in Section 5.2 are satisfied, such payment shall be applied solely to prepay the Revolving Loans of, and Reimbursement Obligations owed to, all Revolving Lenders that are not Defaulting Lenders under the Revolving Facility pro rata prior to being applied to the prepayment of any Revolving Loans of, or Reimbursement Obligations owed to, any Defaulting Lender. On the Revolving Termination Date, any remaining amounts not previously applied (except for amounts in connection with clause (vii) above) shall be returned to the applicable Defaulting Lender.

In the event that the Administrative Agent, the Borrower, each Issuing Lender and the Swingline Lender each reasonably determines that any such Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then (i) the outstanding Swingline Loans and outstanding Letters of Credit of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage and (ii) any arrangements made by the Borrower pursuant to clause (b)(ii) above shall be terminated and any cash collateral or arrangement provided by the Borrower in accordance thereto will be terminated or promptly returned to the Borrower, as applicable.

The provisions of this Agreement relating to funding, payment and other matters with respect to the Revolving Facility may be adjusted by the Administrative Agent, with the consent of the Borrower (such consent not to be unreasonably withheld), to the extent necessary to give effect to the provisions of this Section 2.28. The provisions of this Section 2.28 may not be amended, supplemented or modified without, in addition to consents required by Section 10.1, the prior written consent of the Administrative Agent, the Swingline Lender, the Issuing Lenders, the Borrower and any Defaulting Lenders.

SECTION 3. LETTERS OF CREDIT

3.1 L/C Commitments. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the Revolving Lenders set forth in this Section 3, agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower (or for the joint and several account of the Borrower and any Subsidiary) on any Business Day in such form as may be approved from time to time by such Issuing Lender; provided that such Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the then outstanding L/C Obligations of such Issuing Lender would exceed such Issuing Lender’s L/C Commitment then in effect, (ii) the aggregate amount of the Available Revolving Commitments would be less than zero or (iii) the aggregate undrawn amount of outstanding Letters of Credit and unpaid Reimbursement Obligations under the Revolving Facility would exceed $200,000,000. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire (or be subject to termination by notice from the relevant Issuing Lender to the beneficiary thereof) no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the automatic extension thereof for additional one-year periods (each, an “Auto-Extension Letter of Credit”) (which shall in no event extend beyond the applicable date referred to in clause (y) above); provided that any such Auto-Extension Letter of Credit must, if requested by the Issuing Lender, permit the Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. If the Borrower requests a commercial letter of credit, such commercial letter of credit shall be subject to such additional terms as the Issuing Lender may reasonably require.

(b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

(c) On the Closing Date, the Existing Letters of Credit will automatically, without any action on the part of any Person, be deemed to be Letters of Credit issued hereunder on the Closing Date for the account of the Borrower for all purposes of this Agreement and the other Loan Documents.

3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that any Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, the relevant Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the relevant Issuing Lender and the Borrower. The relevant Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The relevant Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

3.3 Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the Revolving Lenders. Such fees shall be payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the relevant Issuing Lender for its own account a fronting fee in an amount per annum separately agreed with such Issuing Lender on the undrawn and unexpired amount of each Letter of Credit issued by such Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

(b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in such Issuing Lender’s obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued for such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed (whether or not the conditions to borrowing set forth in Section 5.2 are satisfied). Each L/C Participant’s obligation to purchase participating interests pursuant to this Section 3.4(a) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant or the Borrower may have against any Issuing Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(b) If any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the relevant Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the relevant Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the relevant Issuing Lender no later than the first Business Day following each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment; provided, that such reimbursement obligation of the Borrower shall be deemed to be satisfied when the Revolving Lenders have funded Revolving Loans in the amount of such draft so paid to reimburse such Lender in accordance with the following procedures: (A) the applicable Issuing Lender shall also notify the Administrative Agent of the amount to be so reimbursed, (B) the Borrower shall automatically be deemed to have requested a borrowing of Revolving Loans to be made as ABR Loans in the amount of such reimbursement obligation, and (C) the Administrative Agent shall have notified each Revolving Lender of the same and the amount to be funded by such Revolving Lender, which amount with respect to such Revolving Lender shall equal its Revolving Percentage of such reimbursement obligation (which shall be funded by such Revolving Lender whether or not the conditions to borrowing set forth in Section 5.2 are satisfied). Each such payment shall be made to the relevant Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.16(b) and (ii) thereafter, Section 2.16(c).

3.6 Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of any setoff, counterclaim or defense to payment that the Borrower may have or may have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person, (v) any waiver by the Issuing Lender of any requirement that exists for the Issuing Lender’s protection and not the protection of the Borrower or any waiver by the Issuing Lender which does not in fact materially prejudice the Borrower, (vi) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft, or (vii) any payment made by the Issuing Lender in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the Uniform Commercial Code, the ISP or the UCP, as applicable. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the Issuing Lender. The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Lender and its correspondents unless such notice is given as aforesaid.

The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, unless taken or omitted with gross negligence or willful misconduct as found by a final and nonappealable decision of a court of competent jurisdiction, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower. The foregoing shall not be construed to excuse any Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential, special, indirect or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender’s failure to exercise the agreed standard of care as found by a final and nonappealable decision of a court of competent jurisdiction (as set forth in Section 3.7 below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that each Issuing Lender shall have exercised the agreed standard of care in the absence of gross negligence or willful misconduct on the part of such Issuing Lender as found by a final and nonappleable decision of a court of competent jurisdiction.

3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in substantial compliance with the terms of such Letter of Credit. The relevant Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

4.1 Financial Condition. The audited consolidated balance sheets of the Borrower as at December 31, 2012 and December 31, 2013, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by, and accompanied by an unqualified report from, PricewaterhouseCoopers LLP, present fairly in all material respects the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower as at September 30, 2014, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly in all material respects the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Schedule 4.1 sets forth on the Closing Date, all material Guarantee Obligations, contingent liabilities or liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, of the Borrower and its Subsidiaries that exist on the Closing Date and are not reflected in the most recent financial statements or the notes thereto referred to in this paragraph. During the period from December 31, 2013 to and including the Closing Date there has been no Disposition by the Borrower of any material part of its business or property.

4.2 No Change. Since December 31, 2013 there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.

4.3 Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is (except in the case of any Immaterial Subsidiary) duly organized, validly existing and in good standing (to the extent such concept is relevant in the applicable jurisdiction) under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except, in the case of clauses (c) and (d), to the extent that the failure to be qualified or comply would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transaction and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except consents, authorizations, filings and notices described in Schedules 4.4, 4.19(a) and 4.19(b), which consents, authorizations, filings and notices have been obtained or made and are in full force and effect or will have been obtained or made and be in full force and effect on the Closing Date. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any

Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect.

4.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect.

4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that would reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

4.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries (other than Foreign Subsidiaries, as to which no representation is made) has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property material to its business, and none of such property is subject to any Lien except as permitted by Section 7.3.

4.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all material Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

4.10 Taxes. Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no Tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such Tax, fee or other charge.

4.11 Federal Regulations. No part of the proceeds of any Loans will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

4.12 Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

4.13 ERISA. During the five-year period prior to the date on which this representation is made, (a) neither a Reportable Event which could give rise to a material liability nor an “accumulated funding deficiency” or “failure to meet the minimum funding standards” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred with respect to any Single Employer Plan, and (b) each Single Employer Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan under Section 4041(c) of ERISA has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Single Employer Plan allocable to such accrued benefits by an amount which would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or would reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

4.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

4.15 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of formation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

4.16 Use of Proceeds. The proceeds of the Tranche A Term Loans made on the Closing Date will be used to refinance Existing Loans, to pay fees and expenses relating to the Transaction and for general corporate purposes. The proceeds of the Revolving Loans and the Swingline Loans, and the Letters of Credit, shall be used for general corporate purposes, including to refinance the Existing Loans.

4.17 Environmental Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a) the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

(b) neither the Borrower nor any of its Subsidiaries has received or is aware of any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by the Borrower or any of its Subsidiaries (the “Business”), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g) neither the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or written statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, when taken as a whole, not materially misleading in light of the circumstances under which such statements were made; provided that with respect to projections and pro forma financial information contained in the materials referenced above, the Borrower represents only that such information was prepared based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that would reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally) security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when the Administrative Agent obtains control of stock certificates representing such Pledged Stock, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are or have been filed in the offices specified on Schedule 4.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof to the extent a security interest can be perfected by filings or other action required thereunder as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock with respect to which the Administrative Agent has control, Liens permitted by Section 7.3).

(b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are or have been filed in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person. As of the Closing Date, Schedule 1.1B lists each of the real properties in the United States owned in fee simple by the Borrower or any of its Subsidiaries (i) having a value, in the reasonable opinion of the Borrower, in excess of $15,000,000 or (ii) in which a mortgage, deed of trust or security interest has previously been granted to the Administrative Agent and has not been released.

4.20 Solvency. Each Loan Party is, and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

4.21 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to reasonably ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and, to the knowledge of the Borrower, its directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower, any of the Borrower’s directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No Loan or Letter of Credit, direct or, to the Borrower’s knowledge, indirect use of proceeds, or other transaction by the Borrower contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 5. CONDITIONS PRECEDENT

5.1 Conditions to Amendment and Restatement of Existing Credit Agreement, Redesignation of Certain Loans and Commitments and Continuation of Existing Letters of Credit on Closing Date. The agreement of each Lender to amend and restate the Existing Credit Agreement in the form of this Agreement and make extensions of credit hereunder is subject to the prior or concurrent satisfaction (but in any event no later than December 31, 2014) of the following conditions precedent (subject to Section 6.9(f)):

(a) Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by the Borrower and the Lenders.

(b) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses of the Administrative Agent and the Arrangers for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

(c) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

(d) Legal Opinion. The Administrative Agent shall have received the executed legal opinion of Mayer Brown LLP, counsel to the Borrower and the other Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(e) Pledged Stock; Stock Powers. The Administrative Agent shall have received the certificates representing the shares of certificated Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and Uniform

Commercial Code Financing Statements covering such Capital Stock (to the extent not previously delivered or filed, as applicable), and required to be delivered on or prior to the Closing Date under the Guarantee and Collateral Agreement, in each case unless a longer period is allowed by the Guarantee and Collateral Agreement.

(f) Filings, Registration and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall have been filed, registered or recorded or, if not, shall be in proper form for filing, registration or recordation, in each case unless a longer period is allowed by the Guarantee and Collateral Agreement; provided that if, notwithstanding the use by the Loan Parties of commercially reasonable efforts to satisfy the requirement set forth in Section 5.1(e) and this Section 5.1(f), such requirement is not satisfied as of the Closing Date, the satisfaction of such requirement (other than with respect to the filing of any Uniform Commercial Code financing statement) shall not be a condition to the agreement of each Lender to make the initial extension of credit requested to be made by it (but shall be required to be satisfied within 30 days of the Closing Date or such other applicable date as set forth in the Guarantee and Collateral Agreement (or such later date as the Administrative Agent may agree in its reasonable discretion)). The Guarantee and Collateral Agreement shall have been amended and restated substantially in the form of Exhibit A.

(g) Reallocation and Assignments.

(i)	The Borrower shall have paid to the Administrative Agent interest, letter of credit commissions and commitment fees which are unpaid and accrued to the Closing Date under the Existing Credit Agreement; and

(ii)	The Lenders shall have made such payments and assignments among themselves and to the lenders under the Existing Credit Agreement, as directed by the Administrative Agent, so that the Commitments, Loans and Letters of Credit outstanding on the Closing Date are held by the Lenders in accordance with this Agreement. Commitments, Loans and Letters of Credit (each as defined in the Existing Credit Agreement) made or issued under the Existing Credit Agreement and outstanding on the Closing Date shall be continued outstanding hereunder as Commitments, Loans and Letters of Credit hereunder as provided in Section 2.26 and 3.1(c).

(h) Projections. The Lenders shall have received projections of the Borrower (consisting of a balance sheet, statement of cash flows and income statement) for fiscal years 2014, 2015, 2016 and 2017 that are reasonably satisfactory to the Administrative Agent.

5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (and in all respects if any such representation and warranty is qualified by materiality) on and as of such date as if made on and as of such date (except to the extent any such representation and warranty expressly relates to an earlier date, in which case it was true and correct in all material respects as of such earlier date).

(b) No Default. No Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6. AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

6.1 Financial Statements. Furnish to the Administrative Agent and each Lender:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows (or such other similar or additional statement then required by the SEC for annual reports filed pursuant to the Exchange Act) for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, or other material qualification or exception, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows (or such other or similar or additional statement then required by the SEC for quarterly reports filed pursuant to the Exchange Act) for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance in all material respects with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

Financial statements required to be delivered pursuant to this Section 6.1 shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent (which notice the Administrative Agent shall promptly provide to the Lenders) that such financial statements are included in its annual report on Form 10-K or Form 10-Q, as the case may be, as filed with the SEC, and such report has been posted on the SEC website on the Internet at sec.gov/edaux/searches.htm (or any successor website), on the Borrower’s IntraLinks site at intralinks.com or at another relevant website identified in such notice and accessible by the Lenders without charge.

6.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender:

(a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default arising as a result of non-compliance with Section 7.1, except as specified in such certificate (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations);

(b) within 10 Business Days after the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

(c) no later than three (3) Business Days prior to the effectiveness thereof, copies of substantially final drafts of any amendment, supplement, waiver or other modification with respect to any Unsecured Note Agreement; provided this clause (c) shall not apply with respect to any such amendment, supplement, waiver or modification if the terms of such amendment, supplement, waiver or modification are posted on the SEC website or on the Borrower’s IntraLinks site at least three Business Days prior to the effectiveness thereof;

(d) promptly upon the mailing thereof, copies of all financial statements and reports (except to the extent previously delivered pursuant to Section 6.1) that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC;

(e) as soon as available, but in any event not later than 45 days after the end of each fiscal year of the Borrower (but only if the Borrower’s Consolidated Leverage Ratio is greater than 3.00 to 1.0 as of the end of the Borrower’s third fiscal quarter in such ending fiscal year), a copy of the projections by the Borrower of its operating budget and cash flow budget for each quarter of the fiscal year in which such delivery is required to be made, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared based upon good faith estimates and assumptions and on the basis of sound financial planning practice;

(f) promptly, such additional financial and other information as any Lender (through the Administrative Agent) may from time to time reasonably request; and

(g) on or before December 31, 2014, quarterly projections of the Borrower (consisting of a balance sheet, statement of cash flows and income statement) for each fiscal quarter in fiscal year 2015 that are in form and detail reasonably satisfactory to the Administrative Agent.

6.3 Payment of Taxes. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all Tax obligations that are material to the Borrower and its Subsidiaries taken as a whole of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

6.4 Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its corporate or other organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the Business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (c) maintain in effect and enforce policies and procedures designed to reasonably ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and accounts in which full, true and correct entries in conformity in all material respects with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender, upon reasonable prior written notice, to make reasonable visits to and inspections of any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers of the Borrower and its Subsidiaries; provided that with respect to clause (b), prior to the occurrence and continuation of an Event of Default, such visit and inspection shall be made by representatives of the Administrative Agent on behalf of any Lender and no more than one such visit shall be made per year.

6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

(a) the occurrence of any Default upon obtaining knowledge thereof;

(b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

(c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect;

(d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan that could reasonably be expected to result in a material liability to the Borrower, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

(e) any development or event that has had or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

6.8 Environmental Laws. (a) Comply with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except, in each case with respect to this Section 6.8, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

6.9 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than an Excluded Subsidiary) (other than (x) any property described in paragraph (b), (c) or (d) below and (y) any property subject to a Lien expressly permitted by Section 7.3(g)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected security interest in such property having the highest priority then available, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

(b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $15,000,000 acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (x) any such real property subject to a Lien expressly permitted by Section 7.3(g) and (y) real property acquired by any Excluded Subsidiary), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(c) With respect to any new Subsidiary (other than a Foreign Subsidiary) created or acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than an Excluded Subsidiary) (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein,

(iii) cause such new Subsidiary (other than Excluded Subsidiaries) (A) to become a party to the Guarantee and Collateral Agreement and (B) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d) With respect to any new first-tier Foreign Subsidiary (other than any Immaterial Foreign Subsidiary (as defined in the Guarantee and Collateral Agreement)) of a Loan Party created or acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than an Excluded Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged, provided, further, that the Borrower shall not be obligated to pledge the Capital Stock of a Foreign Subsidiary to the extent such pledge would violate the laws of the jurisdiction of such Foreign Subsidiary’s organization), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(e) Deliver to the Administrative Agent executed Mortgage amendments and updated title insurance policies, all in form reasonably satisfactory to the Administrative Agent, with respect to Mortgages existing on the Closing Date on or prior to the day which is 30 days after the Closing Date (which period may be extended by the Administrative Agent from time to time in its sole discretion).

(f) Satisfy, to the extent not satisfied as of the Closing Date, the requirements set forth in Sections 5.1(e) and 5.1(f) within 30 days of the Closing Date or such other applicable date as set forth in the Guarantee and Collateral Agreement (or such later date as the Administrative Agent may agree in its reasonable discretion).

SECTION 7. NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

7.1 Financial Condition Covenants.

(a) Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower to exceed 3.50 to 1.00.

(b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower to be less than 2.75 to 1.0.

7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party pursuant to any Loan Document;

(b) Indebtedness of the Borrower to any of its Subsidiaries and of any Subsidiary to the Borrower or any other Subsidiary of the Borrower (including indirect intercompany indebtedness between Subsidiaries of the Borrower organized under the laws of the People’s Republic of China funded through local banks in reliance on cash collateral posted with such local banks by other such Chinese Subsidiaries);

(c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Subsidiary in an aggregate amount not to exceed $125,000,000 at any time, unless otherwise permitted hereunder;

(d) Indebtedness existing on the Closing Date (or which may be incurred pursuant to commitments existing on the Closing Date) listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

(e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) or (i) in an aggregate principal amount not to exceed $75,000,000 at any one time outstanding;

(f) (i) unsecured indebtedness of the Borrower in respect of its 7-3/4% Senior Notes due August 15, 2018 (the “2018 Notes”) and its 6-7/8% Senior Notes due December 15, 2020 (the “2020 Notes,” and collectively with the 2018 Notes, the “Existing Unsecured Notes”) and any Permitted Refinancing Indebtedness in respect thereof and (ii) unsecured Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness;

(g) Hedge Agreements (including Guarantee Obligations of the Loan Parties in respect of Hedge Agreements entered into by Tenneco Management (Europe) Limited or any Subsidiary that succeeds Tenneco Management (Europe) Limited in the performance of international treasury management functions) as long as such agreements are entered into to hedge actual exposure and not entered into for speculative purposes;

(h) additional Indebtedness of Foreign Subsidiaries of the Borrower; provided, that, at the time any such Indebtedness is incurred, after giving effect to such incurrence, the aggregate principal amount of all such Indebtedness permitted under this clause (h) shall not exceed the local currency equivalent of (i) $100,000,000 if the Consolidated Net Leverage Ratio (calculated after giving effect to the incurrence of such Indebtedness) is equal to or greater than 3.0 to 1.0 as of the last day of the most recently ended fiscal quarter, or (ii) $150,000,000 at any time if the Consolidated Net Leverage Ratio (calculated after giving effect to the incurrence of such Indebtedness) is less than 3.0 to 1.0 as of the last day of the most recently ended fiscal quarter;

(i) Indebtedness of the Borrower or any of its Subsidiaries in respect of Stub Debt;

(j) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for all incurrences by the Borrower and all Subsidiaries pursuant to this clause (j)) which when incurred does not exceed the greater of (x) $120,000,000 and (y) 3.0% of Consolidated Total Assets as of the last day of the fiscal quarter immediately preceding the date of incurrence for which financial statements are available;

(k) Capital Lease Obligations arising from Permitted Sale/Leasebacks;

(l) (i) unsecured senior or subordinated Indebtedness of the Borrower as long as (a) after giving effect thereto and the use of proceeds thereof, the Borrower would be in compliance with Section 7.1 as of the last day of the most recently ended fiscal quarter and (b) such Indebtedness has no required (scheduled and mandatory) principal payments prior to the date which is 91 days after the Tranche A Final Maturity Date (or, if later, 91 days after the then scheduled final maturity date of any Incremental Facility) (other than pursuant to change of control and asset sale covenants substantially similar to those in the Unsecured Note Agreements for the Existing Unsecured Notes) and (ii) unsecured Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness;

(m) Indebtedness in respect of Cash Management Obligations, including Cash Pooling Agreements, or guarantees thereof, including the guarantee set forth in Section 2.1(f) of the Guarantee and Collateral Agreement;

(n) additional unsecured Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed the local currency equivalent of €225,000,000 at any time;

(o) unsecured Guarantee Obligations by the Borrower of Indebtedness otherwise permitted hereunder of any Subsidiary and by any Subsidiary of Indebtedness otherwise permitted hereunder of the Borrower or any other Subsidiary;

(p) Indebtedness of TAOC in connection with the Hart County Facility IDB Transaction;

(q) Indebtedness under a Permitted Receivables Financing to the extent such Indebtedness arises as a result of the recharacterization for accounting purposes of such Permitted Receivables Financing as a secured debt transaction rather than a true sale transaction; and

(r) surety bonds issued for the account of the Borrower and its Subsidiaries in the ordinary course of business.

7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

(a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of any Loan Party or any Excluded Subsidiary, as the case may be, in conformity with GAAP;

(b) statutory liens of landlords and carriers, warehousemen, mechanics, materialmen, repairmen or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(f) Liens in existence on the Closing Date listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

(g) Liens securing Indebtedness incurred pursuant to Section 7.2(e) on property at the time it is acquired by the Borrower or any of its Subsidiaries, provided that such Liens do not spread to cover other properties;

(h) Liens arising solely by virtue of any contractual, statutory or common law provisions related to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts and securities accounts;

(i) Liens securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the amount of Indebtedness secured thereby is not increased;

(j) Liens created pursuant to the Security Documents;

(k) Liens consisting of judgment or judicial attachment Liens and Liens securing contingent obligations on appeal and other bonds in connection with court proceedings or judgments up to the aggregate at any time outstanding of $75,000,000;

(l) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

(m) Permitted Receivables Financings (including Liens on the assets subject to a Permitted Receivables Financing if such Permitted Receivables Financing is recharacterized for accounting purposes as a secured financing transaction rather than a true sale transaction);

(n) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to all liens incurred by the Borrower and all Subsidiaries pursuant to this clause (n)) at the time such Lien is incurred the greater of (x) $75,000,000 and (y) 2.00% of Consolidated Total Assets as of the last day of the fiscal quarter immediately preceding the date of incurrence for which financial statements are available;

(o) Liens on property of Foreign Subsidiaries securing Indebtedness permitted by Section 7.2(h);

(p) Liens on cash, cash equivalents, deposit accounts and similar items of Foreign Subsidiaries securing Cash Management Obligations, including obligations in respect of any Cash Pooling Agreement, and guarantees by the Borrower or any of its Subsidiaries of such Cash Management Obligations or other obligations (it being understood that the Borrower and the Domestic Subsidiaries may not provide a security interest in the Collateral or their other assets for Cash Management Obligations or obligations under any Cash Pooling Agreement to benefit Foreign Subsidiaries except to the extent the secured party is a Lender (or any Affiliate of a Lender));

(q) Liens on up to $25,000,000 of cash collateral securing obligations to issuing banks in respect of banker’s acceptances issued through joint ventures of the Borrower and its Subsidiaries in the People’s Republic of China; and

(r) Liens on the Hart County Facility and related assets in connection with the Hart County Facility IDB Transaction.

7.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

(a) (i) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving entity) and (ii) any Foreign Subsidiary may be merged with or into any other Subsidiary (provided that, if such other Subsidiary is a Domestic Subsidiary, such Domestic Subsidiary shall be the continuing or surviving entity);

(b) (i) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor and (ii) any Foreign Subsidiary may Dispose of any or all of its assets upon voluntary liquidation or otherwise to any other Subsidiary; and

(c) any Subsidiary (i) in which the Borrower and its Subsidiaries own Capital Stock representing less than 80% of the ordinary voting power of such Subsidiary or (ii) that is a Foreign Subsidiary or an Immaterial Domestic Subsidiary may be liquidated as long as the proceeds of such liquidation (after satisfying all Contractual Obligations of such Subsidiary) are distributed to the holders of the Capital Stock of such Subsidiary on an approximately ratable basis (based on their respective equity ownership interests in such Subsidiary).

7.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, except:

(a) the Disposition of unnecessary, obsolete or worn out property in the ordinary course of business;

(b) the sale of inventory in the ordinary course of business;

(c) Dispositions permitted by Section 7.4(b);

(d) [RESERVED];

(e) any Permitted Receivables Financing;

(f) Dispositions listed and described on Schedule 7.5 attached hereto;

(g) any Disposition of assets (i) from one Foreign Subsidiary to a Foreign Subsidiary, (ii) from one Loan Party to another Loan Party or (iii) from a Subsidiary to a Loan Party;

(h) the Disposition of other property not described in clauses (a)—(g) above or (i)-(o) below for fair market value as long as (i) at least 75% of the consideration consists of cash and cash equivalents (provided that such minimum cash/cash equivalent requirement shall not apply to any Disposition or series of related Dispositions of property having a fair market value of $25,000,000 or less as long as the aggregate fair market value of property Disposed of which is not subject to such minimum cash/cash equivalent requirement does not exceed $50,000,000 after the Closing Date) and (ii) the aggregate fair market value of such property so disposed of does not exceed the sum of (A) 30% of the Consolidated Total Assets of the Borrower as determined on the Closing Date plus (B) the proceeds of all Reinvestment Deferred Amounts with respect to Dispositions reinvested in the business of the Borrower and its Subsidiaries after the Closing Date; provided, that neither the Borrower nor any Subsidiary Guarantor shall make Dispositions, the proceeds of which are reinvested in Subsidiaries that are not Subsidiary Guarantors, with respect to property having an aggregate fair market value in excess of 30% of the Consolidated Total Assets of the Borrower as determined on the Closing Date;

(i) the Borrower or any of its Subsidiaries may transfer or contribute ownership of the Capital Stock of any Foreign Subsidiary to the Borrower or a Subsidiary of the Borrower;

(j) the Borrower or any of its Subsidiaries may transfer or contribute ownership of the Capital Stock of any Foreign Subsidiary or Joint Venture formed or organized under the laws of (i) the People’s Republic of China or (ii) any state, province, district or other subdivision thereof in each case to a Wholly Owned Subsidiary of the Borrower that is formed or organized under the laws of (A) either the People’s Republic of China or the United States or (B) any state, province, district or other subdivision of either such country;

(k) the Borrower and its Subsidiaries may sell property pursuant to Permitted Sale/Leasebacks;

(l) the Disposition of property as an Investment made pursuant to Section 7.8(g) in any Joint Venture or in any Person who, prior to the Investment, is not a Subsidiary and who becomes, as a result of the Investment, a Subsidiary that is not a Wholly Owned Subsidiary;

(m) the Disposition of the Capital Stock or assets of any Immaterial Subsidiary;

(n) the sale by the Borrower and its Subsidiaries (i) of instruments in the People’s Republic of China and (ii) bills of exchange of the Borrower and its Subsidiaries in Europe;

(o) sales of Cash Equivalents in the ordinary course of business;

(p) at the request of the Administrative Agent, the shares of any Foreign Subsidiary formed or organized under the laws of the Czech Republic may be transferred to any Wholly Owned Subsidiary to the extent necessary to pledge up to 65% of the voting capital stock of such Subsidiary under the laws of the Czech Republic pursuant to the Security Documents;

(q) the Disposition of the Hart County Facility from TAOC to the Hart County Industrial Building Authority, in connection with the Hart County Facility IDB Transaction; and

(r) the Borrower or any of its Subsidiaries may transfer or contribute ownership of the Capital Stock of any Foreign Subsidiary formed or organized under the laws of (a) any European country or (b) any state, province, district or other subdivision of any such country, in each case to a Foreign Subsidiary that is a European holding company.

Simultaneously with any transfer described in Section 7.5(i), (j) or (r) of this Agreement, the Lenders authorize the Administrative Agent to release the Lien on and security interest created by the Loan Documents in the Capital Stock of the Subsidiaries so transferred or contributed and authorize the Administrative Agent to take any action reasonably requested by the Borrower to effect such release.

7.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, “Restricted Payments”), except that:

(a) any Subsidiary may make Restricted Payments to the Borrower, any Subsidiary or to any other Person (ratably based on such other Person’s equity ownership in such Subsidiary) which owns Capital Stock of such Subsidiary;

(b) so long as no Default shall have occurred and be continuing, the Borrower may purchase the Borrower’s common stock or common stock options from present or former officers or employees of the Borrower or its Subsidiaries upon the death, disability or termination of employment of such officer or employee, provided that the aggregate amount of Restricted Payments under this paragraph (b) shall not exceed $1,000,000;

(c) the Borrower may make Restricted Payments if, after giving effect thereto, the pro forma Consolidated Leverage Ratio would be less than 1.75 to 1.0 (as calculated on the last day of the most recent fiscal quarter for which financial statements are available) (it being understood that any Restricted Payment permitted at the time it was made shall be deemed to be permitted notwithstanding that the conditions specified in this paragraph (c) for such Restricted Payment may no longer be satisfied thereafter). No Restricted Payment may be made pursuant to this paragraph (c) during a Default or Event of Default other than Restricted Payments required pursuant to contractual obligations to purchase Capital Stock or options of the Borrower or any Subsidiary from officers or employees or former officers or employees of the Borrower and its Subsidiaries;

(d) (i) the Borrower may make Restricted Payments in an aggregate amount not to exceed $100,000,000 in any fiscal year; and (ii) if, after giving effect to any Restricted Payment, the pro forma Consolidated Leverage Ratio would be less than 2.5 to 1.0 (as calculated on the last day of the most recent fiscal quarter for which financial statements are available), then the Borrower may make Restricted Payments pursuant to this clause (d)(ii) in an aggregate amount after the Closing Date not to exceed the sum of $200,000,000 plus 50% of Consolidated Net Income accruing from the Closing Date minus the amount of any Investments made pursuant to Section 7.8(l) (it being understood that any Restricted Payment permitted at the time it was made shall be deemed to be permitted notwithstanding that the conditions specified in this paragraph (d) for such Restricted Payment may no longer be satisfied thereafter); provided that the amount of Restricted Payments permitted under clause (i) or (ii) of this paragraph (d) for any period shall be reduced by the amount of any Restricted Payments made pursuant to paragraph (b) above in such period. No Restricted Payment may be made pursuant to this paragraph (d) during a Default or Event of Default other than Restricted Payments required pursuant to contractual obligations to purchase Capital Stock or options of the Borrower or any Subsidiary from officers or employees or former officers or employees of the Borrower and its Subsidiaries; and

(e) the Borrower may withhold shares of Capital Stock of the Borrower from, and pay personal payroll taxes of employees in respect of vested restricted shares of, options to purchase and other equity incentive awards in respect of, the Capital Stock of the Borrower.

7.7 [Intentionally Omitted]

7.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit in the ordinary course of business;

(b) investments in Cash Equivalents;

(c) (i) Guarantee Obligations permitted by Section 7.2 and (ii) Guarantee Obligations arising in the ordinary course of business with respect to other obligations that do not constitute Indebtedness;

(d) loans and advances to employees of the Borrower or any Subsidiary of the Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower or any Subsidiary of the Borrower not to exceed $10,000,000 at any one time outstanding;

(e) Investments made by the Borrower or any of its Subsidiaries in the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

(f) intercompany Investments by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such investment, is a Subsidiary (including indirect intercompany investments between Subsidiaries of the Borrower organized under the laws of the People’s Republic of China funded through local banks in reliance on cash collateral posted with such local banks by other such Chinese Subsidiaries);

(g) Investments in Joint Ventures and in any Person who, prior to the Investment, is not a Subsidiary and who becomes, as a result of the Investment, a Subsidiary that is not a Wholly Owned Subsidiary in an aggregate amount not to exceed in any fiscal year the greater of (x) $125,000,000 and (y) 3.0% of Consolidated Total Assets as of the last day of the immediately preceding fiscal year; provided, that (i) any such amount not so invested in the fiscal year for which it is permitted may be carried over for investment in the next succeeding fiscal year only and (ii) in each fiscal year, amounts carried over from previous years may not be used for purposes of calculating future carry-over amounts;

(h) Investments in existence on the Closing Date listed on Schedule 7.8(h), provided that no such Investment is increased except as permitted by the other provisions of this Section 7.8;

(i) each Finance Subsidiary may execute and deliver one or more subordinated promissory notes (having terms customary for similar notes issued in transactions similar to a Permitted Receivables Financing) to the Borrower and its Subsidiaries representing the deferred purchase price of receivables sold to such Finance Subsidiary in a Permitted Receivables Financing, and the Borrower and its Subsidiaries may contribute receivables and other assets of the type referred to in the definition of “Permitted Receivables Financing” to the capital of any Finance Subsidiary in connection with a Permitted Receivables Financing;

(j) acquisitions as long as, after giving effect thereto, the Borrower would be in pro forma compliance with the covenants in Section 7.1 for the most recently ended fiscal quarter for which financial statements are available;

(k) Investments if, after giving effect thereto, the pro forma Consolidated Leverage Ratio would be less than 1.5 to 1.0 (as calculated on the last day of the most recent fiscal quarter for which financial statements are available) (it being understood that any Investment permitted at the time it was made shall be deemed to be permitted notwithstanding that the conditions specified in this paragraph (k) for such Investment may no longer be satisfied thereafter). No Investment may be made pursuant to this paragraph (k) during a Default or Event of Default;

(l) Investments if, after giving effect thereto, the pro forma Consolidated Leverage Ratio would be less than 2.5 to 1.0 (as calculated on the last day of the most recent fiscal quarter for which financial statements are available), in an aggregate amount after the Closing Date not to exceed the sum of $200,000,000 plus 50% of Consolidated Net Income accruing from the Closing Date minus the amount of any Restricted Payments made pursuant to Section 7.6(d) (it being understood that any Investment permitted at the time it was made shall be deemed to be permitted notwithstanding that the conditions specified in this paragraph (l) for such Investment may no longer be satisfied thereafter). No Investment may be made pursuant to this paragraph (l) during a Default or Event of Default;

(m) non-cash consideration received, to the extent permitted by the Loan Documents, in connection with the disposition of property permitted by this Agreement;

(n) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(o) Hedge Agreements entered into to hedge actual exposure and not for speculative purposes;

(p) deposit accounts and securities accounts maintained in the ordinary course of business;

(q) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) (for all Investments by the Borrower and all Subsidiaries pursuant to this clause (q)) not to exceed the greater of (x) $100,000,000 and (y) 2.5% of Consolidated Total Assets as of the last day of the fiscal quarter immediately preceding the date of Investment for which financial statements are available; and

(r) TAOC may consummate the Hart County Facility IDB Transaction.

Any Investment that when made complies with the requirements of the definition of the term “Cash Equivalents” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements.

7.9 [Reserved].

7.10 Transactions with Affiliates. Enter into or suffer to exist any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any non-consolidated Affiliate unless such transaction is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not a non-consolidated Affiliate.

7.11 Sales and Leasebacks. Enter into or suffer to exist any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property that has been or is to be sold or transferred in a related transaction by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary except for such transactions entered into after the date hereof as long as (i) the aggregate fair market value of the property sold in connection therewith does not exceed $200,000,000, the consideration for each such sale shall be cash, and such transactions are consummated on an arm’s length basis and the Net Cash Proceeds thereof are applied to prepay the Term Loans to the extent required by Section 2.13(b) or (ii) the transaction involves a lease with a term of one year or less following the related sale (collectively, the “Permitted Sale/Leasebacks”) (the Borrower agreeing that all Permitted Sale/Leasebacks shall be Asset Sales and the Lenders hereby authorizing the Administrative Agent to release any Lien on or security interests in any such property created by the Loan Documents upon consummation of such Permitted Sale/Leasebacks). Notwithstanding anything to the contrary contained herein, any Permitted Sale/Leasebacks shall be deemed to be expressly permitted pursuant to each other provision of this Section 7 (other than Sections 7.1 and 7.10) that would otherwise be construed to prohibit or restrict such Permitted Sale/Leasebacks. In the event that the Borrower or a Subsidiary enters into an operating lease in connection with a Permitted Sale/Leaseback, then the Borrower shall deliver to the Administrative Agent at the time it or a Subsidiary enters into such lease, a schedule setting forth the principal and interest components of payments to be made under such lease as reasonably determined by the Borrower.

7.12 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.

7.13 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements governing secured Indebtedness permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets securing such Indebtedness), (c) customary non-assignment provisions of any contract, (d) customary restrictions on the creation of Liens on any property or assets arising under a security agreement governing a Lien permitted under this Agreement and (e) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder.

7.14 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

7.15 Optional Payments and Modifications of Unsecured Notes. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Unsecured Notes, or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Unsecured Notes or any Unsecured Note Agreement (other than any such amendment, modification, waiver or other change that (i) (A) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (B) does not involve the payment of a consent fee or (ii) is not adverse to the Lenders). Notwithstanding the foregoing, as long as no Default has occurred and is continuing, the Borrower may purchase and cancel or redeem its Unsecured Notes (i) with the Net Cash Proceeds of Permitted Refinancing Indebtedness or with the Net Cash Proceeds of shares of common stock of the Borrower, in each case issued within 180 days prior to such purchase and cancellation or redemption, (ii) with the Net Cash Proceeds of the Incremental Facilities or Indebtedness incurred under Section 7.2(n), (iii) with the proceeds of the Revolving Loans, (iv) with the cash generated by the operations of the Borrower and its Subsidiaries (and the Borrower shall concurrently with any purchase of Unsecured Notes under this clause (iv) deliver a certificate to the Administrative Agent setting forth a calculation of such cash generated by operations), (v) in an amount equal to the Net Cash Proceeds of Qualified Capital Stock issued by the Borrower after the Closing Date and (vi) in exchange for Permitted Refinancing Indebtedness or in exchange for shares of common stock of the Borrower, provided that the aggregate principal amount of Unsecured Notes purchased and cancelled or redeemed pursuant to clauses (iii), (iv) and (v) is capped as follows based on the pro forma Consolidated Leverage Ratio after giving effect to such purchase, cancellation or redemption (it being understood and agreed that any fee, premium or expense paid or payable in connection with such purchase, cancellation or redemption shall not be subject to or included within the calculation of such cap):

PF Consolidated Leverage Ratio	Aggregate Maximum Amount
> 3.0x	$20 million
> 2.5x	100 million
> 2.0x	200 million
<2.0x	No Cap

7.16 Use of Proceeds. Request any Loan or Letter of Credit, and neither the Borrower nor any Subsidiary shall use, and shall use commercially reasonable efforts to procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of directly or, to the Borrower’s knowledge, indirectly funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 8. EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other written statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7 of this Agreement or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement; or

(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

(e) the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, in each case the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the aggregate outstanding principal amount of which exceeds in the aggregate $75,000,000 for the Borrower and its Subsidiaries; or

(f) (i) the Borrower or any of its Subsidiaries (except for Immaterial Subsidiaries) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries (except for Immaterial Subsidiaries) any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries (except for Immaterial Subsidiaries) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries (except for Immaterial Subsidiaries) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries (except for Immaterial Subsidiaries) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” or “failure to meet the minimum funding standards” (each as defined in Section 412 of the Code or 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee would reasonably be expected to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or would reasonably be expected to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $75,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby if the aggregate value of the affected Collateral is more than $10,000,000; or

(j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert; or

(k) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 25% of the outstanding common stock of the Borrower; or (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; or (iii) a Specified Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Revolving Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments thereof shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION 9. THE AGENTS

9.1 Appointment. (a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(b) Each Lender hereby relieves the Administrative Agent, in such capacity, for the purposes described in paragraph (a) above (for the avoidance of doubt, including, but not limited to, the creation and release of any Collateral and the entering into and termination of any Security Document), from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Lender. The Administrative Agent is authorized to delegate its powers of attorney (including the exemption from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Lender). A Lender which is barred from granting such exemption shall notify the Administrative Agent accordingly.

9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default hereunder unless the Administrative Agent has received notice from a Lender, the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

9.7 Indemnification. The Lenders agree to severally indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 20 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 20 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

9.10 Documentation Agents and Syndication Agents. Neither the Documentation Agents nor the Syndication Agents shall have any duties, liabilities or responsibilities hereunder in their capacities as such. Without limiting the foregoing, none of the Documentation Agents nor the Syndication Agents shall have or be deemed to have a fiduciary relationship with any Lender.

SECTION 10. MISCELLANEOUS

10.1 Amendments and Waivers. (a) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party that is a party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party that is a party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or extend any L/C Participant’s interest in any Issuing Lender’s obligations and rights under any Letter of Credit beyond the Revolving Termination Date, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification in the financial definitions in this Agreement shall not constitute a reduction in the rate of interest or commitment fee for purposes of this clause (i)) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Revolving Commitment with respect to any Lender, in each case without the consent of each Lender directly affected thereby; (ii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders; (iii) amend, modify or waive any provision of Section 2.19 without the consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (iv) reduce the amount of Net Cash Proceeds required to be applied to prepay Loans under this Agreement without the consent of the Majority Facility Lenders under each Facility adversely affected thereby; (v) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the consent of all Lenders under such Facility; (vi) amend, modify or waive any provision of Section 9 without the consent of the Administrative Agent; (vii) amend, modify or waive any provision of Section 2.8 or 2.9 without the consent of the Swingline Lender; (viii) amend, modify or waive any provision of Section 3 without the consent of each Issuing Lender; or (ix) eliminate or reduce any voting rights under this Section 10.1 without the consent of each Lender directly affected thereby (it being agreed that, with the consent of the Required Lenders, additional extensions of credit and tranches and increases in the amount of the Facilities may be added to this Agreement and may share in any payments, prepayments, Collateral and voting rights on a pro rata basis and corresponding amendments to the Loan Documents may be made; provided that the consent of the Required Lenders shall not be required in connection with any Incremental Facility). Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

(b) Notwithstanding anything to the contrary in this Agreement,

(i) if the Borrower elects to extend the Revolving Termination Date, it may do so by providing written notice to the Administrative Agent; provided that

(A) no Revolving Lender shall be obligated to consent to such extension;

(B) such extension shall be effective with respect to a Revolving Lender only if consented to by such Revolving Lender; and

(C) no such extension shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments, and, in connection therewith, this Agreement and the other Loan Documents may be amended from time to time with the consent of only the Majority Facility Lenders in respect of the Revolving Facility, the Issuing Lenders, the Administrative Agent and the Borrower to the extent necessary to implement the provisions of this clause (i) (including to reflect the extension of the Revolving Termination Date); and

(ii) this Agreement may be amended with the written consent of only the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to the extent necessary to permit the refinancing replacement or modification of all outstanding Tranche A Term Loans (a “Refinanced Facility”) with a replacement term loan tranche (including a synthetic term loan tranche) (“Replacement Term Loans”), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Facility, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Facility, and (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Facility at the time of such refinancing; and

(iii) this Agreement and the other Loan Documents may be amended with the written consent of only the Administrative Agent and the Borrower to the extent necessary in order to evidence and implement the Incremental Facilities pursuant to Section 2.27.

(c) The Borrower shall be permitted to replace any Lender that has not consented to any amendment, modification, supplement or waiver of or to the Loan Documents requested by the Borrower (a “Requested Amendment”) which requires the consent of each Lender, provided that (i) such replacement does not conflict with any Requirement of Law, (ii) the Requested Amendment has been consented to by the Required Lenders, (iii) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 2.22 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein, except to the extent the replacement financial institution is already a Lender) or pursuant to other procedures agreed upon by the Borrower and the Administrative Agent including deemed assignments upon payment to the replaced Lender of amounts required to be paid to it principal to this paragraph (c), (vii) the replacement Lender shall consent to the Requested Amendment, (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.20 or 2.21(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(d) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, including pro rata payment and sharing provisions (but subject to clause (i) of the proviso clause in paragraph (a) of this Section 10.1), this Agreement may be amended with the consent of the Borrower, the Administrative Agent and the Lenders consenting to any Extended Loans (as defined below) to extend the maturity of all or a portion of a particular Facility and in connection therewith make amendments to allow separate treatment thereunder with respect to Extended Loans and Loans and Commitments under such Facility that are not converted to Extended Loans; provided that such amendment is made in connection with the creation of a separate class of loans or commitments under such Facility through the conversion of certain existing Loans and Commitments of consenting Lenders under such Facility (any such Loans and Commitments that are so converted, “Extended Loans”) and to make any necessary amendments to implement the foregoing, including to extend the scheduled maturity date(s) of any payment or payments of principal (including at final maturity) and commitments with respect to such Extended Loans; provided, further that (A) the Borrower offers such conversion to all Lenders holding Loans and Commitments under the applicable Facility on a pro rata basis based on the aggregate principal amount of Loans or Commitments in such Facility then outstanding, and (B) unless otherwise agreed by the Borrower, the Administrative Agent and the Lenders holding Extended Loans, the Extended Loans shall be identical in all material respects to the existing Loans and Commitments under such Facility from which such Extended Loans are to be converted, except that (1) all or any of the scheduled amortization or mandatory payments of principal and payment at maturity of the Extended Loans may be delayed to later dates than the scheduled amortization or mandatory payments or principal and payment at maturity of the Loans under the Facility from which such Extended Loans are to be converted, (2) the Applicable Margins, letter of credit fees and commitment fees with respect to the Extended Loans may be different than the Applicable Margins, letter of credit fees and commitment fees for the Loans under the applicable Facility from which such Extended Loans are to be converted and may be increased and additional compensation, including, without limitation, upfront fees may be paid to Lenders converting their Loans and Commitments under such Facility into Extended Loans, (3) the available Interest Periods for the Extended Loans may be limited, (4) the Commitments and Loans of Lenders converting their Loans in such Facility into Extended Loans may be reduced or repaid, (5) usage of the Revolving Facility (or other revolving Facility) and participating interests in Letters of Credit and Swingline Loans may be allocated or reallocated between (or to either) Extended Loans and Loans and Commitments under the Revolving Facility (or other revolving Facility) that are not converted to Extended Loans, (6) the Commitments and Loans of Lenders that do not convert their Loans in such Facility into Extended Loans may be reduced or repaid prior to the reduction or repayment of the Extended Loans and (7) other covenants and terms may be added in respect of a Facility (x) that apply to any period after the latest final maturity of the Loans and Commitments under such Facility in effect immediately prior to the establishment of such Extended Loan or after approval thereof by the Required Lenders or (y) that are reasonably determined by the Borrower and the Administrative Agent in order to facilitate transactions of the type contemplated by this paragraph (d).

(e) Notwithstanding the foregoing, the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.

10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrower:	Tenneco Inc.
500 North Field Drive
Lake Forest, IL 60045
Attention: John E. Kunz
Telecopy: 847-482-5125
Telephone: 847-482-5000

with a copy to:	Tenneco Inc.
500 North Field Drive
Lake Forest, IL 60045
Attention: General Counsel
Telecopy: 847-482-5040
Telephone: 847-482-5000

The Administrative Agent:	383 Madison Avenue, 24th Floor
New York, New York 10179
Attention: Gene R. Riego de Dios
Telecopy: 212-270-5100
Telephone: 212-270-2348

Or, in the case of U.K. Swingline Loans:

JPMorgan Chase Bank, N.A., London Branch; 125 London Wall, 9th Floor; London, EC2Y 5AJ; United Kingdom, LW09-1501; Attention: European Loan Operations; Telecopy: +44 (207)777-2360

with a copy to:	Loan and Agency Services Group
500 Stanton Christiana Road, Ops 2, Floor 03
Newark, DE, 19713-2107, United States
Attention: Scott Keane
Telecopy: 302-634-4250
Telephone: 302-634-8279

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of outside counsel to the Administrative Agent and filing and recording fees and expenses, (b) to pay all reasonable out-of-pocket expenses incurred by each Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (c) to pay or reimburse each Lender, each Issuing Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and each Issuing Lender and of counsel to the Administrative Agent, (d) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and similar taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (e) to pay, indemnify, and hold each Lender, each Issuing Lender and the Administrative Agent and their respective affiliates and their respective officers, directors, trustees, employees, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any claim, litigation, investigation or proceeding regardless of whether any Indemnitee is a party thereto and whether or not the same are brought by the Borrower, its equity holders, affiliates or creditors or any other Person, including any of the foregoing relating to the use of proceeds of the Loans or Letters of Credit (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or any of the Properties and (x) the reasonable fees and expenses of one firm of legal counsel for all Indemnitees, taken as a whole, (y) if reasonably necessary, a single local counsel for all Indemnitees, taken as a whole, in each relevant jurisdiction and (z) solely in the case of an actual or potential conflict of interest, one additional counsel in each jurisdiction for each group of similarly situated affected Indemnitees, taken as a whole, in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (e), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities (i) are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or such Indemnitee’s controlled Affiliates or any of its or their respective officers, directors, employees, agents or advisors (which, in the case of such agents or advisors are acting at the express direction of such Indemnitee), (ii) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for a material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (iii) relate to any proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee, other than claims against an Indemnitee in its capacity, or in fulfilling its role, as an agent or arranger or any other similar role under the Facilities. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent any such damages are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section 10.5 shall be payable promptly after written demand therefor. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender (except in a transaction permitted by Section 7.4).

(b) Any Lender may, without the consent of the Borrower or the Administrative Agent, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities other than an Ineligible Institution (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower, the Issuing Lenders, the other Lenders and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of or interest on, the Loans or any fees payable hereunder, postpone the date of any scheduled amortization payment or the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.20, 2.21 and 2.22 (subject to the requirements and limitations in Section 2.21) with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that such Participant (i) agrees to be subject to the provisions of Sections 2.23 and 2.24 as if it were an assignee under paragraph (c) of this Section and (ii) shall not be entitled to receive any greater amount pursuant to Section 2.20 or 2.21 than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred except to the extent such entitlement to receive a greater payment results from an adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, and such Lender, each Loan Party and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

As used herein, “Ineligible Institution” means (a) a natural person, (b) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (c) any of the Borrower and its Subsidiaries.

(c) Any Lender (an “Assignor”) may, in accordance with applicable law, at any time and from time to time assign to any Lender, any affiliate of any Lender or any Lender Affiliate or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity other than an Ineligible Institution (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Assumption, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (i) no such assignment to an Assignee (other than any Lender, any affiliate of any Lender or any Lender Affiliate) shall be in an aggregate principal amount of less than $5,000,000 in the case of Revolving Commitments or $1,000,000 in the case of Tranche A Term Loans (provided that assignments made by any Lender on the same day to an Assignee and its affiliates (including any Lender Affiliates) and contemporaneous assignments by Lender Affiliates to a single Assignee may be treated as a single assignment for purposes of satisfying any such minimum assignment amount requirement (other than in the case of an assignment of all of a Lender’s interests under the applicable Facility)), (ii) after giving effect to any such assignment, such Lender and its affiliates (including any Lender Affiliates) shall retain Commitments and Term Loans in an aggregate principal amount of at least $5,000,000 in the case of Revolving Commitments and $1,000,000 in the case of Tranche A Term Loans (other than in the case of an assignment of all of a Lender’s interests under the applicable Facility), in each case unless otherwise agreed by the Borrower and the Administrative Agent, (iii) no Lender may assign any interest in the Revolving Facility (other than, with the consent of the Administrative Agent, not to be unreasonably withheld or delayed, to an affiliate of such Lender or, to another Lender then holding Revolving Commitments) without the consent of the Administrative Agent, the Borrower, each Issuing Lender and the Swingline Lender (not to be unreasonably withheld or delayed) and (iv) the Borrower shall be deemed to have consented to an assignment if it has not objected thereto by written notice to the Administrative Agent within five Business Days of its receipt of notice thereof. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its related Lender Affiliates, if any (other than in the case of an assignment of all of a Lender’s interests under this Agreement). Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Assumption, (x) the Assignee thereunder shall be deemed a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default pursuant to Sections 8(a) or 8(f) shall have occurred and be continuing with respect to the Borrower.

(d) Notwithstanding anything to the contrary contained herein, any Lender which is a bank (a “Granting Bank”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan which such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement;

provided, that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation hereunder (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto agrees (which agreement shall survive termination of this Agreement) that in the event of any such grant by a Granting Bank to an SPC of the option to provide to the Borrower all or any part of its Loan, (i) such Granting Bank’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged and such Granting Bank shall remain solely responsible for the performance of such obligations under this Agreement and the other Loan Documents, (ii) such Granting Bank shall remain the holder of such Loan for all purposes under this Agreement and the other Loan Documents and nothing contained in this Section 10.6(d) is intended to excuse the Granting Bank from the full performance of its obligations hereunder and thereunder or otherwise diminish the duties and liabilities of the Granting Bank under this Agreement or the other Loan Documents (other than it being understood that any payment obligation on the part of such Granting Bank to make a Loan hereunder shall, if such Loan is made by any SPC, be deemed to have been satisfied upon the making of such Loan by such SPC), (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Granting Bank in connection with such Granting Bank’s rights and obligations under this Agreement and the other Loan Documents, (iv) in no event shall any SPC have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, or be included in any determination of the Required Lenders or the Majority Facility Lenders hereunder for any purpose, (v) prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.6(d), any SPC may (X) with notice to, but without prior written consent of, the Borrower and the Administrative Agent (subject, however, to the approval of the financial institution as set forth below), assign all or a portion of its interests in any Loan to the Granting Bank or to a financial institution (previously approved in writing by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of the Loans and (Y) subject to Section 10.15 hereof, disclose on a confidential basis any non-public information relating to its Loans to any rating agency as specifically provided for in Section 10.15 hereof. This Section 10.6 may not be amended without the prior written consent of the SPC, the Borrower and the Administrative Agent.

(e) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Assumption delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Assumption, and thereupon one or more new Notes shall be issued to the designated Assignee. The Register shall be available for inspection by any Lender at any reasonable time and from time to time upon reasonable prior notice.

(f) Upon its receipt of an Assignment and Assumption executed by an Assignor, an Assignee and any other Person whose consent is required by Section 10.6(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (which shall not be an obligation of the Borrower and which shall be paid once in connection with simultaneous assignments for a Lender and its affiliates (including any Lender Affiliates) if any), the Administrative Agent shall (i) promptly accept such Assignment and Assumption and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

(g) The Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank or other central banking authority having jurisdiction over such Lender in accordance with applicable law.

(i) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (h) above.

10.7 Adjustments; Set-off. (a) Except to the extent that (i) this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility or (ii) a payment is made in respect of Cash Management Obligations, if any Lender (a “Benefitted Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other

Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest; provided further, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount owing by the Borrower hereunder becoming due and payable (whether at the stated maturity, by acceleration or otherwise) and remaining unpaid past any applicable grace period, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York in New York County, the courts of the United States for the Southern District of New York, and appellate courts from any thereof; provided, that nothing contained herein or in any other Loan Document will prevent any Lender or the Administrative Agent from bringing any action to enforce any award or judgment or exercise any right under the Security Documents or against any Collateral or any other property of any Loan Party in any other forum in which jurisdiction can be established;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.13 Acknowledgments. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

10.14 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

(b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements and contingent indemnity obligations not due and payable) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

(c) The Administrative Agent and the Lenders agree that Liens on assets of the Loan Parties created by the Loan Documents will be terminated and released upon the transfer of such assets to a Foreign Subsidiary pursuant to Section 7.5(r). The Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender) to take any action requested by the Borrower to effect any termination or release described in this paragraph (c).

(d) The Lenders authorize the Administrative Agent to take action reasonably requested by the Borrower in order to release and terminate the Mortgages with respect to the properties of the Loan Parties located in Monroe, Michigan and Hayward, Wisconsin.

10.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender, any affiliate of any Lender or any Lender Affiliate, (b) to any pledgee required to in Section 10.6(h) or any Transferee or prospective Transferee that agrees to comply with the provisions of this Section or the provisions of another agreement having comparable confidentiality provisions, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, including audits and examinations conducted by bank accountants, any governmental bank regulatory authority exercising examination or regulatory authority or self-regulatory authorities, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.15), (k) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (l) to a credit insurer or (m) if agreed by the Borrower in its sole discretion, to any other Person.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

10.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.17 Effect of Amendment and Restatement of the Existing Credit Agreement.

(a) This Agreement shall be deemed to be an amendment to and restatement of the Existing Credit Agreement and the Existing Credit Agreement as amended and restated hereby shall remain in full force and effect and is hereby ratified and confirmed in all respects. All extensions of credit under the Existing Credit Agreement on the Closing Date shall remain outstanding following the Closing Date as specified in Sections 2.26 and 3.1(c) and shall be continued under this Agreement, as amended in the manner set forth herein. All references to the Existing Credit Agreement in any other agreement or document shall, on and after the Closing Date, be deemed to refer to the Existing Credit Agreement as amended and restated hereby. The Borrower agrees, acknowledges and affirms that (i) each of the Security Documents to which it is a party shall remain in full force and effect and shall constitute security for all extensions of credit pursuant to the Existing Credit Agreement as amended and restated hereby and (ii) any reference to the Existing Credit Agreement appearing in any such Security Document shall on and after the Closing Date be deemed to refer to the Existing Credit Agreement as amended and restated hereby.

(b) On the Closing Date, each of the lenders party to the Existing Credit Agreement and not continuing as a Lender hereunder hereby agrees that, upon its acceptance of the outstanding amounts owed to it under the Existing Credit Agreement on the Closing Date, such lender shall have consented to the amendment and restatement of the Existing Credit Agreement as provided herein, the redesignation of certain Loans and Commitments (each as defined in the Existing Credit Agreement) set forth in Sections 2.26 and 3.1(c) hereof and the assignment of the Loans and all other rights under the Existing Credit Agreement to the extent necessary to give effect to such redesignation set forth in Sections 2.26 and 3.1(c).

10.18 USA Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower and each Guarantor that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender to identify the Borrower and each Guarantor in accordance with the Patriot Act.

10.19 No Fiduciary Duty. The Borrower hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Loan Parties on other matters, (b) the Credit Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do any of the Loan Parties rely on, any fiduciary duty to any of the Loan Parties or their affiliates on the part of the Credit Parties, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate, (f) each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other Person and (g) none of the Credit Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Loan Parties or any such affiliate.

10.20 Usury. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excessive interest shall be applied to the principal of the Obligations or, if it exceeds the unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by Administrative Agent or any Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal or unequal parts, the total amount of interest throughout the contemplated term of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

TENNECO INC.

By:	/s/ John E. Kunz
Name:	John E. Kunz
Title:	Vice President, Treasurer and Tax

[Fourth Amended and Restated Credit Agreement]

JPMorgan Chase Bank, N.A.,
as Administrative Agent and as a Lender

By:	/s/ Gene Riego de Dios
Name:	Gene Riego de Dios
Title:	Vice President

[Fourth Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Brian Lukehart
Name:	Brian Lukehart
Title:	Director

[Fourth Amended and Restated Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Christopher R. Lee
Name:	Christopher R. Lee
Title:	Assistant Vice President

[Fourth Amended and Restated Credit Agreement]

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Charles Reed
Name:	Charles Reed
Title:	Managing Director

[Fourth Amended and Restated Credit Agreement]

Citibank, N.A., as a Lender

By:	/s/ Robert Cohen
Name:	Robert Cohen
Title:	Vice President

[Fourth Amended and Restated Credit Agreement]

Morgan Stanley Bank, N.A., as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[Fourth Amended and Restated Credit Agreement]

The Bank of Tokyo Mitsubishi UFJ, Ltd., as a Lender

By:	/s/ Thomas Danielson
Name:	Thomas Danielson
Title:	Authorized Signatory

[Fourth Amended and Restated Credit Agreement]

The Bank of Nova Scotia, as a Lender

By:	/s/ Kim Snyder
Name:	Kim Snyder
Title:	Director

[Fourth Amended and Restated Credit Agreement]

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ John P. Malloy
Name:	John P. Malloy
Title:	Senior Vice President

[Fourth Amended and Restated Credit Agreement]

Canadian Imperial Bank of Commerce, New
York Branch, as a Lender

By:	/s/ Robert G. Robin
Name:	Robert G. Robin
Title:	Authorized Signatory

By:	/s/ Dominic Sorresso
Name:	Dominic Sorresso
Title:	Authorized Signatory

[Fourth Amended and Restated Credit Agreement]

Capital One Business Credit Corp., as a Lender

By:	/s/ Ron Walker
Name:	Ron Walker
Title:	Senior Vice President

[Fourth Amended and Restated Credit Agreement]

Commerzbank AG, New York and Grand Cayman Branches, as a Lender

By:	/s/ Patrick Hartweger
Name:	Patrick Hartweger
Title:	Managing Director

By:	/s/ Anne Culver
Name:	Anne Culver
Title:	Associate

[Fourth Amended and Restated Credit Agreement]

COMPASS BANK, as a Lender

By:	/s/ Michael Dixon
Name:	Michael Dixon
Title:	Senior Vice President

[Fourth Amended and Restated Credit Agreement]

HSBC Bank USA, N.A., as a Lender

By:	/s/ Steve Trepiccione
Name:	Steve Trepiccione
Title:	SVP & Managing Director
20783

[Fourth Amended and Restated Credit Agreement]

KBC BANK NV, NEW YORK BRANCH, as a Lender

By:	/s/ Larry Manochio
Name:	Larry Manochio
Title:	Director

By:	/s/ Susan M. Silver
Name:	Susan Silver
Title:	Managing Director

[Fourth Amended and Restated Credit Agreement]

PNC Bank National Association, as a Lender

By:	/s/ Jonathan Sales
Name:	Jonathan Sales
Title:	Vice President

[Fourth Amended and Restated Credit Agreement]

The Royal Bank of Scotland plc, as a Lender

By:	/s/ James Welch
Name:	James Welch
Title:	Director

[Fourth Amended and Restated Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Shuji Yabe
Name:	Shuji Yabe
Title:	Managing Director

[Fourth Amended and Restated Credit Agreement]

U.S. Bank National Association, as a Lender

By:	/s/ Brett M. Justman
Name:	Brett M. Justman
Title:	Vice President

[Fourth Amended and Restated Credit Agreement]

Fifth Third Bank, as a Lender

By:	/s/ Daniel J. Clarke, Jr.
Name:	Daniel J. Clarke, Jr.
Title:	Managing Director

[Fourth Amended and Restated Credit Agreement]

TD BANK, N.A., as a Lender

By:	/s/ David Perlman
Name:	David Perlman
Title:	Senior Vice President

[Fourth Amended and Restated Credit Agreement]

The Bank of New York Mellon, as a Lender

By:	/s/ John Smathers
Name:	John Smathers
Title:	First Vice President

[Fourth Amended and Restated Credit Agreement]

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Lori Cummins-Meyer
Name:	Lori Cummins-Meyer
Title:	Vice President

[Fourth Amended and Restated Credit Agreement]

The Northern Trust Company, as a Lender

By:	/s/ Sara Bravo McCaulay
Name:	Sara Bravo McCaulay
Title:	Vice President

[Fourth Amended and Restated Credit Agreement]

Associated Bank, National Association, as a Lender

By:	/s/ Paul Korrison
Name:	Paul Korrison
Title:	SVP

[Fourth Amended and Restated Credit Agreement]

Comerica Bank, as a Lender

By:	/s/ Heather Kowalski
Name:	Heather Kowalski
Title:	Vice President

[Fourth Amended and Restated Credit Agreement]

First Bank of Highland Park, as a Lender

By:	/s/ Sara H. DeKuiper
Name:	Sara H. DeKuiper
Title:	Vice President

[Fourth Amended and Restated Credit Agreement]

DZ BANK AG
Deutsche Zentral-Genossenschaftsbank
Frankfurt am Main
New York Branch
(as a Lender)

By:	/s/ Paul Fitzpatrick
Name:	Paul Fitzpatrick
Title:	Senior Vice President

By:	/s/ Oliver Hildenbrand
Name:	Oliver Hildenbrand
Title:	Head of International Corporates & Trade Finance North America German Desk

[Fourth Amended and Restated Credit Agreement]

LAKE FOREST BANK & TRUST COMPANY, as a Lender

By:	/s/ Chris Baker
Name:	Chris Baker
Title:	Executive Vice President

[Fourth Amended and Restated Credit Agreement]

Annex A

PRICING GRID FOR REVOLVING FACILITY (INCLUDING SWINGLINE LOANS) AND

TRANCHE A TERM FACILITY

Level	Consolidated Net Leverage Ratio	Applicable Margin for Eurodollar Loans or Overnight LIBOR Loans	Applicable Margin for ABR Loans	Commitment Fee Rate
I	Greater than or equal to 3.25 to 1.0	2.25%	1.25%	0.40%
II	Less than 3.25 to 1.0 and greater than or equal to 2.25 to 1.0	2.00%	1.00%	0.35%
III	Less than 2.25 to 1.0 and greater than or equal to 1.25 to 1.0	1.75%	0.75%	0.30%
IV	Less than 1.25 to 1.0	1.50%	0.50%	0.25%

Changes in the Applicable Margin with respect to Revolving Loans, Swingline Loans, Tranche A Term Loans or the Commitment Fee Rate resulting from changes in the Consolidated Net Leverage Ratio shall become effective on the date (the “Adjustment Date”) on which financial statements are delivered to the Lenders pursuant to Section 6.1(a) or (b) (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Net Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 3.25 to 1.0. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Net Leverage Ratio shall for the purposes of this definition be deemed to be greater than 3.25 to 1.0. Each determination of the Consolidated Net Leverage Ratio pursuant to this pricing grid shall be made with respect to (or, in the case of clause (a) of the definition thereof, as at the end of) the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

SCHEDULE 1.1A

COMMITMENTS

Name of Lender	Revolving Commitment	Tranche A Term Loan Commitment	Total
JPMorgan Chase Bank, N.A.	$68,000,000.00	$17,000,000.00	$85,000,000.00
Bank of America, N.A.	$68,000,000.00	$17,000,000.00	$85,000,000.00
Barclays Bank PLC	$68,000,000.00	$17,000,000.00	$85,000,000.00
Wells Fargo Bank, N.A.	$68,000,000.00	$17,000,000.00	$85,000,000.00
Citibank, N.A.	$67,200,000.00	$16,800,000.00	$84,000,000.00
Morgan Stanley Bank, N.A.	$33,600,000.00	—	$33,600,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$33,600,000.00	$16,800,000.00	$50,400,000.00
The Bank of Nova Scotia	$48,000,000.00	$12,000,000.00	$60,000,000.00
Branch Banking & Trust Co.	$48,000,000.00	$12,000,000.00	$60,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	$48,000,000.00	$12,000,000.00	$60,000,000.00
Capital One Business Credit Corp.	$48,000,000.00	$12,000,000.00	$60,000,000.00
Commerzbank AG, New York and Grand Cayman Branches	$48,000,000.00	$12,000,000.00	$60,000,000.00
Compass Bank	$48,000,000.00	$12,000,000.00	$60,000,000.00
HSBC Bank USA, N.A.	$48,000,000.00	$12,000,000.00	$60,000,000.00
KBC Bank NV	$48,000,000.00	$12,000,000.00	$60,000,000.00
PNC Bank, National Association	$48,000,000.00	$12,000,000.00	$60,000,000.00
The Royal Bank of Scotland plc	$48,000,000.00	$12,000,000.00	$60,000,000.00
Sumitomo Mitsui Banking Corporation	$48,000,000.00	$12,000,000.00	$60,000,000.00
U.S. Bank National Association	$48,000,000.00	$12,000,000.00	$60,000,000.00
Fifth Third Bank	$32,000,000.00	$8,000,000.00	$40,000,000.00
TD Bank, N.A.	$32,000,000.00	$8,000,000.00	$40,000,000.00
The Bank of New York Mellon	$24,000,000.00	$6,000,000.00	$30,000,000.00

The Huntington National Bank	$24,000,000.00	$6,000,000.00	$30,000,000.00
The Northern Trust Company	$24,000,000.00	$6,000,000.00	$30,000,000.00
Associated Bank, National Association	$20,000,000.00	$5,000,000.00	$25,000,000.00
Comerica Bank	$20,000,000.00	$5,000,000.00	$25,000,000.00
First Bank of Highland Park	$20,000,000.00	$5,000,000.00	$25,000,000.00
DZ Bank AG	$16,000,000.00	$4,000,000.00	$20,000,000.00
Lake Forest Bank and Trust Co.	$5,600,000.00	$1,400,000.00	$7,000,000.00

Total	$1,200,000,000.00	$300,000,000.00	$1,500,000,000.00

Issuing Lender	L/C Commitment
JPMorgan Chase Bank, N.A.	$100,000,000
Bank of America, N.A.	$100,000,000

Total	$200,000,000

Administrative Agent: JPMorgan Chase Bank, N.A.

Syndication Agents: Bank of America, N.A. and Barclays Bank PLC

Documentation Agents: Citibank, N.A., Morgan Stanley MUFG Loan Partners, LLC and Wells Fargo Bank, N.A.

Joint Lead Arrangers and Joint Bookrunners: J.P. Morgan Securities LLC, Barclays Bank PLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

SCHEDULE 1.1B

MORTGAGED PROPERTY

PROPERTY LOCATION	MORTGAGE
1601 Highway 49B North Paragould, Arkansas 72450	Mortgage, Security Agreement and Assignment of Leases and Rents (Including Future Advances) from Tenneco Automotive Operating Company Inc. (fka Tenneco Automotive Inc.), as Mortgagor to The Chase Manhattan Bank, as Mortgagee dated November 4, 1999 and recorded in Book 0478 Page 0265.

2000 South Bolton St. Paragould, Arkansas 72450	Mortgage, Security Agreement and Assignment of Leases and Rents (Including Future Advances) from Tenneco Automotive Operating Company Inc. (fka Tenneco Automotive Inc.), as Mortgagor to The Chase Manhattan Bank, as Mortgagee dated November 4, 1999 and recorded in Book 0478 Page 0265.

503 Weatherhead Street Angola, Indiana 46703	Mortgage, Security Agreement and Assignment of Leases and Rents from The Pullman Company, as Mortgagor to The Chase Manhattan Bank, as Mortgagee dated November 4, 1999 and recorded as Document No. 99-11-0309.

4825 Hoffman Street Elkhart, Indiana 46516	Mortgage, Security Agreement and Assignment of Leases and Rents from North American Aftermarket Operations, a division of Tenneco Automotive Operating Company Inc. (fka Tenneco Automotive Inc.) and successor to Walker Manufacturing Company, formerly a division of Tenneco Automotive Inc., as Mortgagor to The Chase Manhattan Bank, as Mortgagee dated November 4, 1999 and recorded as Document No. 99-38117.

3901 Willis Road Grass Lake, Michigan 49240	Mortgage from Tenneco Automotive Operating Company Inc. (fka Tenneco Automotive Inc.), as Mortgagor to The Chase Manhattan Bank, as Mortgagee dated November 4, 1999 and recorded in Ledger 1617 Page 1136.

2701 N. Dettman Road Jackson, Michigan 49201	Mortgage from Tenneco Automotive Operating Company Inc. (fka Tenneco Automotive Inc.), as Mortgagor to The Chase Manhattan Bank, as Mortgagee dated November 4, 1999 and recorded in Ledger 1617 Page 1136.

929 Anderson Road Litchfield, Michigan 49252	Mortgage from Tenneco Automotive Operating Company Inc. (fka Tenneco Automotive Inc.), as Mortgagor to The Chase Manhattan Bank, as Mortgagee dated November 4, 1999 and recorded in Liber 880, Page 448.

1 International Drive Monroe, Michigan 48161	Mortgage from Tenneco Automotive Operating Company Inc. (fka Tenneco Automotive Inc.), as Mortgagor to The Chase Manhattan Bank, as Mortgagee dated November 4, 1999 and recorded in Liber 1859, Page 542.

South Highway 15 Seward, Nebraska 68434	Mortgage, Security Agreement, Assignment of Leases and Rents from Tenneco Automotive Operating Company Inc. (fka Tenneco Automotive Inc.), as Mortgagor to The Chase Manhattan Bank, as Mortgagee dated November 4, 1999 and recorded in Mortgage Book 253, Page 911.

11800 State Route 424 Napoleon, Ohio 43545	Open-End Mortgage, Security Agreement and Assignment of Leases and Rents from The Pullman Company, as Mortgagor to The Chase Manhattan Bank, as Mortgagee dated November 4, 1999 and recorded in Volume 60 Page 1066-1094.

33 Lockwood Road Milan, Ohio 44846	Open-End Mortgage, Security Agreement and Assignment of Leases and Rents from The Pullman Company, as Mortgagor to The Chase Manhattan Bank, as Mortgagee dated November 4, 1999 and recorded as Instrument No. RN9916996.

PROPERTY LOCATION	MORTGAGE
3160 Abbott Lane Harrisonburg, Virginia 22801	Deed of Trust from Tenneco Automotive Operating Company Inc. (fka Tenneco Automotive Inc.), as Grantor to M. Steven Weaver, as Trustee for the use and benefit of The Chase Manhattan Bank, as Beneficiary dated November 4, 1999 and recorded in Book 1751 Page 254.

645 E. Broad St. Smithville, TN 37166	Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing from Tenneco Automotive Operating Company Inc. to Tennessee Valley Title Insurance Co., as trustee for the use and benefit of JPMorgan Chase Bank, N.A., dated December 31, 2006 and recorded March 9, 2007 in Record Book 260, Page 622.

SCHEDULE 1.1C

EXISTING LETTERS OF CREDIT

Issuer	Issue Date	LOC#	Status	Evergreen YES / NO	Final Expiration Date	Cancellation Notice in Days	Beneficiary	Purpose	Category	Amount
Chase	12/15/99	SBG155402	Auto Renewal - April 20, 2014	Yes	Evergreen	60	Liberty Mutual	Pullman Workers’ Comp and Product claims	Insurance	$300,000.00
Chase	11/8/99	P-294557	Auto Renewal - November 6, 2014	Yes	Evergreen	60	Pacific Employers Insurance	Tenneco Automotive workers comp	Insurance	$18,503,446.00
Chase	1/18/01	P-209497	Auto Renewal - January 16, 2014	Yes	Evergreen	120	Nebraska Dept Of Environmental Quality	Cozad Environemntal Clean-up - NDEQ	Environmental	$50,630.32
Chase	1/29/2002	P-221696	Auto Renewal - January 29, 2014	Yes	Evergreen	60	Travelers	TA Surety Bond Program	Other	$1,250,000.00
Chase	1/24/2003	P-234183	Auto Renewal - January 24, 2014	Yes	Evergreen	30	Washington International Insurance Co.	Secures Canadian Customs Bonds	Other	$1,104,609.00
Chase	3/25/04	P-246715	Auto Renewal - March 25, 2014	Yes	Evergreen	30	Ohio Bureau of Workers’ Compensation	Supports Ohio Self-Ins Authority for Pre 1/1/87 Claims	Insurance	$35,000.00
Chase	7/27/2007	TPTS-323995	Auto Renewal - July 27, 2015	Yes	Evergreen	120	EPD Georgia Dept of Natural Resources	Hartwell Environmental Clean-up Assurance	Environmental	$2,156,000.00
Chase	8/22/2007	TPTS-385384	Matures - May 31, 2015	No	5/31/2015	120	Commerzbank	Ten. Deutschland Old Age Part-Time Employee Liability	Other	$4,378,500.00
Chase	10/15/2010	TFTS-774001	Auto Renewal - October 14, 2015	Yes	Evergreen	30	Ohio Bureau of Workers’ Compensation	Supports Ohio Self-Ins Authority for Post 12/31/86 Claims	Insurance	$1,500,000.00
Chase	7/16/2012	TFTS-273302	Auto Renewal - July 12, 2015	Yes	7/11/2016	120	U.S. Environmental Protection Agency	Cozad Environmental Clean-up - EPA	Environmental	$4,966,324.00
Chase	6/10/2014	TFTS-912878	Auto Renewal - June 11, 2015	Yes	3/22/2017	30	Bank of Tokyo-Mitsubishi UFJ, Ltd.	Supports the RMB 280M Credit Facility to TCC	Treasury	$47,936,000.00
Chase	6/11/2014	TFTS-901107	Auto Renewal - June 2, 2015	Yes	3/22/2017	30	Tamauligas S.A. de C.V.	Supports the Natural Gas Supply Contract for Celaya	Other	$42,500.00

										$82,223,009.32

									Insurance	$20,338,446.00
									Environmental	$7,172,954.32
									Treasury	$47,936,000.00
									Other	$6,775,609.00

										$82,223,009.32

SCHEDULE 4.1

MATERIAL OBLIGATIONS

None

SCHEDULE 4.4

CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

None

SCHEDULE 4.15

SUBSIDIARIES

	SUBSIDIARY NAME	PERCENTAGE OF EACH CLASS OF CAPITAL STOCK OWNED BY ANY LOAN PARTY	JURISDICTION OF FORMATION
1.	Armstrong Properties (Pty.) Ltd.	100%	South Africa
2.	Autopartes Walker S.A. de C.V.	100%	Mexico
3.	Barasset Corp.	100%	Ohio
4.	CED’S Inc.	100%	Illinois
5.	Clevite Industries Inc.	100%	Delaware
6.	Elagest AB	50%	Sweden
7.	Fric-Rot S.A.I.C.	99.85%	Argentina
8.	Futaba-Tenneco U.K. Limited	49%	United Kingdom
9.	Gillet Exhaust Manufacturing Limited	100%	United Kingdom
10.	Gillet Pressings Cardiff Limited	100%	United Kingdom
11.	J.W. Hartley (Motor Trade) Limited	100%	United Kingdom
12.	Kinetic Pty. Ltd.	99.5%	Australia
13.	Maco Inversiones S.A.	99.999983%	Argentina
14.	Marzocchi.com S.r.l.	100%	Italy
15.	McPherson Strut Company Inc.	100%	Delaware
16.	Monroe Amortisor Imalat Ve Ticaret Anonim Sirketi	99.85%	Turkey
17.	Monroe Australia Pty. Limited	100%	Australia
18.	Monroe Czechia s.r.o.	100%	Czech Republic
19.	Monroe Manufacturing (Pty.) Ltd.	100%	South Africa
20.	Monroe-Mexico, Sociedad Anonima De Capital Variable	100%	Mexico
21.	Monroe Packaging BVBA	100%	Belgium
22.	Monroe Springs (Australia) Pty. Ltd.	100%	Australia
23.	Monroe Springs (New Zealand) Limited	100%	New Zealand
24.	Montagewerk Abgastechnik Emden GmbH	50%	Germany
25.	Peabody Galion Corporation	100%	Delaware
26.	Peabody Gordon-Piatt, Inc.	100%	Delaware
27.	Peabody International Corporation	100%	Delaware
28.	Peabody-Myers Corporation	100%	Illinois
29.	Peabody N.E., Inc.	100%	Delaware
30.	Precision Modular Assembly Corp.	100%	Delaware
31.	Proveedora Walker S. de R.L. de C.V.	100%	Mexico
32.	Pullman Standard Inc.	100%	Delaware
33.	Shanghai Tenneco Exhaust System Co., Ltd.	55%	China
34.	TA (Australia) Group Pty. Ltd.	100%	Australia
35.	Tenneco Asheville Inc.	100%	Delaware
36.	Tenneco Asia Inc.	100%	Delaware
37.	Tenneco Automotive Brasil Ltda.	100%	Brazil
38.	Tenneco Automotive China Inc.	100%	Delaware
39.	Tenneco Automotive Deutschland GmbH	100%	Germany

	SUBSIDIARY NAME	PERCENTAGE OF EACH CLASS OF CAPITAL STOCK OWNED BY ANY LOAN PARTY	JURISDICTION OF FORMATION
40.	Tenneco Automotive Eastern Europe Sp. Z o.o.	100%	Poland
41.	Tenneco Automotive Europe BVBA	100%	Belgium
42.	Tenneco Automotive Europe Coordination Center BVBA	100%	Belgium
43.	Tenneco Automotive Foreign Sales Corporation Limited	100%	Jamaica
44.	Tenneco Automotive France S.A.S.	100%	France
45.	Tenneco Automotive Holdings South Africa Pty. Ltd.	74.9%	South Africa
46.	Tenneco Automotive Iberica, S.A.	100%	Spain
47.	Tenneco Automotive Inc. Nevada	100%	Nevada
48.	Tenneco Automotive India Private Limited	100%	India
49.	Tenneco Automotive Italia S.R.L.	100%	Italy
50.	Tenneco Automotive Nederland B.V.	100%	Netherlands
51.	Tenneco Automotive Operating Company Inc.	100%	Delaware
52.	Tenneco Automotive Polska Sp. Z o.o.	100%	Poland
53.	Tenneco Automotive Port Elizabeth (Proprietary) Limited	100%	South Africa
54.	Tenneco Automotive Portugal — Componentes Para Automovel, Unipessoal, LDA.	100%	Portugal
55.	Tenneco Automotive Romania Srl	100%	Romania
56.	Tenneco Automotive RSA Company	100%	Delaware
57.	Tenneco Automotive Second RSA Company	100%	Delaware
58.	Tenneco Automotive Services Societe Par Actions Simplifiee	100%	France
59.	Tenneco Automotive Servicios Mexico, Sociedad Anonima De Capital Variable	100%	Mexico
60.	Tenneco Automotive (Thailand) Limited	99.6%	Thailand
61.	Tenneco Automotive Trading Company	100%	Delaware
62.	Tenneco Automotive UK Limited	100%	United Kingdom
63.	Tenneco Automotive Volga LLC	100%	Russia
64.	Tenneco Automotive Walker Inc.	100%	Delaware
65.	Tenneco (Beijing) Exhaust System Co., Ltd.	51%	China
66.	Tenneco (Beijing) Ride Control System Co., Ltd.	65%	China
67.	Tenneco Brake, Inc.	100%	Delaware
68.	Tenneco Brazil Ltda.	99.9%	Brazil
69.	Tenneco Canada Inc.	100%	Canada
70.	Tenneco (China) Co., Ltd. f/k/a Tenneco Automotive China Company (Shanghai) Ltd.	100%	China

	SUBSIDIARY NAME	PERCENTAGE OF EACH CLASS OF CAPITAL STOCK OWNED BY ANY LOAN PARTY	JURISDICTION OF FORMATION
71.	Tenneco (Dalian) Exhaust System Co. Ltd. f/k/a Tenneco Tongtai (Dalian) Exhaust System Co., Ltd.	100%	China
72.	Tenneco Deutschland Holdinggesellschaft mbH	100%	Germany
73.	Tenneco Eastern European Holdings Sarl	100%	Luxembourg
74.	Tenneco-Eberspaecher (Dalian) Exhaust System Co., Ltd.	55%	China
75.	Tenneco Emission Control (Pty) Ltd f/k/a Gillet Exhaust Technologie	100%	South Africa
76.	Tenneco Etain f/k/a Gillet Tubes Technologies S.A.S.	100%	France
77.	Tenneco Europe Limited	100%	Delaware
78.	Tenneco FAW Sihuan (Foshan) Automobile Parts Co., Ltd.	100%	China
79.	Tenneco FAWSN (Changchun) Automobile Parts Co., Ltd. f/k/a Tenneco FAW Sihuan (Changchun) Automobile Parts Co., Ltd.	51%	China
80.	Tenneco Fusheng (Chengdu) Automobile Parts Co., Ltd. f/k/a Chengdu Tenneco Tongtai Exhaust System Co., Ltd.	55%	China
81.	Tenneco Global Holdings Inc.	100%	Delaware
82.	Tenneco Global Trading FZE	100%	Dubai, U.A.E.
83.	Tenneco GmbH f/k/a Heinrich Gillet GmbH	100%	Germany
84.	Tenneco (Guangzhou) Company Limited	100%	China
85.	Tenneco Holdings Danmark A/S	100%	Denmark
86.	Tenneco Hong Kong Holdings Limited	100%	Hong Kong
87.	Tenneco Hungary Korlatolt Felelossegu Tarsasag	100%	Hungary
88.	Tenneco I mas D, SL	100%	Spain
89.	Tenneco International Holding Corp.	100%	Delaware
90.	Tenneco International Luxembourg S.A.	100%	Luxembourg
91.	Tenneco Japan Ltd. f/k/a Tenneco Automotive Japan Ltd.	100%	Japan
92.	Tenneco Korea Limited	100%	Korea
93.	Tenneco Lingchuan (Chongqing) Exhaust System Co., Ltd.	60%	China
94.	Tenneco Management (Europe) Limited	100%	United Kingdom
95.	Tenneco Marzocchi Asia Ltd.	100%	Republic of China
96.	Tenneco Marzocchi International BVBA	100%	Belgium
97.	Tenneco Marzocchi S.r.l.	100%	Italy
98.	Tenneco Marzocchi Suspension Canada Inc.	100%	Canada (BC)
99.	Tenneco Marzocchi U.S.A.	100%	California
100.	Tenneco Mauritius China Holdings Ltd.	100%	Mauritius
101.	Tenneco Mauritius Holdings Limited	100%	Mauritius
102.	Tenneco Mauritius Limited	100%	Mauritius

	SUBSIDIARY NAME	PERCENTAGE OF EACH CLASS OF CAPITAL STOCK OWNED BY ANY LOAN PARTY	JURISDICTION OF FORMATION
103.	Tenneco Mexico, Sociedad De Responsabilidad Limitada De Capital Variable	100%	Mexico
104.	Tenneco Ride Control South Africa (Pty) Ltd. f/k/a Armstrong Hydraulics South Africa (Pty.) Ltd.	100%	South Africa
105.	Tenneco Silesia spolka z ograniczona odpowiedzialnoscia	100%	Poland
106.	Tenneco (Suzhou) Co., Ltd.	100%	China
107.	Tenneco (Suzhou) Emission System Co., Ltd.	100%	China
108.	Tenneco (Suzhou) Ride Control Co., Ltd.	100%	China
109.	Tenneco Sverige AB f/k/a Tenneco Automotive Sverige AB	100%	Sweden
110.	Tenneco-Walker (U.K.) Limited	100%	United Kingdom
111.	Tenneco Zwickau GmbH f/k/a Gillet-Abgassysteme Zwickau GmbH	100%	Germany
112.	The Pullman Company	100%	Delaware
113.	The Tenneco Automotive (UK) Pension Scheme Trustee Limited	100%	United Kingdom
114.	Thompson and Stammers (Dunmow) Number 6 Limited	100%	United Kingdom
115.	Thompson and Stammers (Dunmow) Number 7 Limited	100%	United Kingdom
116.	TMC Texas Inc.	100%	Delaware
117.	Walker Australia Pty. Limited	100%	Australia
118.	Walker Danmark A/S	100%	Denmark
119.	Walker Electronic Silencing, Inc.	100%	Delaware
120.	Walker Europe, Inc.	100%	Delaware
121.	Walker Exhaust (Thailand) Company Limited	100%	Thailand
122.	Walker Gillet (Europe) GmbH	100%	Germany
123.	Walker Limited	100%	United Kingdom
124.	Walker Manufacturing Company	100%	Delaware
125.	Walker UK Ltd	100%	United Kingdom
126.	Wimetal Societe Par Actions Simplifiee	100%	France

SCHEDULE 4.19(a)

FINANCING STATEMENTS / FILING OFFICES

GRANTOR	FILING OFFICE
Tenneco Inc.	Delaware
Tenneco Automotive Operating Company Inc.	Delaware
Tenneco International Holding Corp.	Delaware
The Pullman Company	Delaware
Tenneco Global Holdings Inc.	Delaware
Clevite Industries Inc.	Delaware
TMC Texas Inc.	Delaware

SCHEDULE 4.19(b)

MORTGAGE FILING JURISDICTIONS

1.	Facility:	Paragould, Arkansas
	Address:	1601 Highway 49B North Paragould, AR 72450
	County Situated In:	Greene
	Owned by:	Tenneco Automotive Operating Company Inc.

2.	Facility:	Paragould, Arkansas
	Address:	2000 South Bolton St. Paragould, AR 72450
	County Situated In:	Greene
	Owned by:	Tenneco Automotive Operating Company Inc.

3.	Facility:	Angola, Indiana
	Address:	503 Weatherhead St. Angola, Indiana 46703
	County Situated In:	Stueben
	Owned by:	The Pullman Company

4.	Facility:	Elkhart, Indiana
	Address:	4825 Hoffman St. Elkhart, Indiana 46516
	County Situated In:	Elkhart
	Owned by:	Tenneco Automotive Operating Company Inc.

5.	Facility:	Grass Lake, Michigan
	Address:	3901 Willis Road Grass Lake, Michigan 49240
	County Situated In:	Jackson
	Owned by:	Tenneco Automotive Operating Company Inc.

6.	Facility:	Jackson, Michigan
	Address:	2701 N. Dettman Road Jackson, Michigan 49201
	County Situated In:	Jackson
	Owned by:	Tenneco Automotive Operating Company Inc.

7.	Facility:	Litchfield, Michigan
	Address:	929 Anderson Road Litchfield, Michigan 49252
	County Situated In:	Hillsdale
	Owned by:	Tenneco Automotive Operating Company Inc.

8.	Facility:	Monroe, Michigan
	Address:	1 International Drive Monroe, Michigan 48161
	County Situated In:	Monroe
	Owned by:	Tenneco Automotive Operating Company Inc.

9.	Facility:	Seward, Nebraska
	Address:	South Highway 15 Seward, Nebraska 69130
	County Situated In:	Seward
	Owned by:	Tenneco Automotive Operating Company Inc.

10.	Facility:	Milan , Ohio
	Address:	33 Lockwood Road Milan, Ohio 44846
	County Situated In:	Ashland
	Owned by:	The Pullman Company

11.	Facility:	Napoleon, Ohio
	Address:	11800 State Route 424 Napoleon, Ohio 43545
	County Situated In:	Henry
	Owned by:	The Pullman Company

12.	Facility:	Harrisonburg, Virginia
	Address:	3160 Abbott Lane Harrisonburg, Virginia 22801
	County Situated In:	Rockingham
	Owned by:	The Pullman Company

13.	Facility:	Smithville, Tennessee
	Address:	645 East Broad Street Smithville, TN 37166
	County Situated In:	DeKalb
	Owned by:	Tenneco Automotive Operating Company Inc.

SCHEDULE 7.2(d)

(DOMESTIC INDEBTEDNESS)

Guarantees by Tenneco Inc. of Indebtedness of Foreign Subsidiaries incurred up to limits and under facilities (or extensions or refinancings thereof that do not increase the aggregate amount of available borrowings) listed on Schedule 7.2(d) (Foreign Indebtedness).

Tenneco Inc. Letters of Credit (as of the Closing Date): See Schedule 1.1C

Tenneco Inc. & Tenneco Automotive Operating Company Inc.

Guarantee Summary

(as of the Closing Date)

Type	Amount	Origination Date	Termination / Expiry Date	Guarantor	Beneficiary	Business Unit	Purpose
Guarantee	$1,500,000	08/01/97		Tenneco Inc.	Mabeck Co.	Tenneco Inc	Lease on Lake Forest Building
Guarantee		04/06/04		Tenneco Inc.	Fraccionadora Industrial	Monroe Mexico S.A.	Operating Lease on Reynosa Building
Guarantee		04/22/97		Tenneco Inc.	CWB Ltd. Partnership III	Tenneco Automotive Operating Company Inc.	Operating Lease on Ligonier Building
Guarantee	$93,500	09/30/99		Tenneco inc.	Virginia Dept of Environ. Quality	Tenneco Automotive Operating Company Inc.	Environmental Cleanup
Guarantee	£1,057,500	11/01/11		Tenneco Inc.	BW & V Martin Properties Pty. Ltd.	Walker Australia Pty. Ltd.	Operating Lease on Walker Australia Building
Guarantee	CNY 280,000,000	06/10/14	06/17/19	Tenneco Inc.	The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Tenneco Inc.	Term Loan to Tenneco (China) Co. Ltd.
Guarantee	$1,640,312	01/01/12	04/30/23	Tenneco Inc.	Pactiv LLC	North America	Guarantees TAOCI’s obligations under the sublease of the Lincolnshire land and building
Guarantee		10/24/11		Tenneco Automotive Operating Company Inc.	GE Canada Leasing Service Company	Tenneco Canada Inc.	TCI Operating Leases with GE

SCHEDULE 7.2 (d)

(FOREIGN INDEBTEDNESS)

NO.	COUNTRY	ENTITY	BANK	CURRENCY	LIMIT	CURRENT USD EQUIVALENT	PURPOSE
1	Argentina	Fric Rot S.A.I.C.	Industrial and Commercial Bank of China (Argentina) S.A.	ARS	11,700,000.00	1,378,205.51	Overdraft Overnight/WC Loan
2	Argentina	Fric Rot S.A.I.C.	Banco Credicoop Coop. Limitado	ARS	10,000,000.00	1,177,953.42	WC Loan
3	Australia	Monroe Australia Pty. Ltd.	National Australia Bank Limited	AUD	4,300,000.00	3,777,563.03	Guarantee Facility
4	Belgium	Tenneco Automotive Europe BVBA	ING Bank	EUR	3,500,000.00	4,479,713.30	Overdraft Overnight
5	Belgium	Tenneco Automotive Europe BVBA (Gent Branch)	DEXIA BANK	EUR	2,000,000.00	2,559,836.17	Overdraft Overnight
6	Belgium	Tenneco Automotive Europe BVBA	DEXIA BANK	EUR	437,000.00	559,324.20	WC Loan
7	Belgium	Tenneco Automotive Europe BVBA	DEXIA BANK	EUR	14,000.00	17,918.85	WC Loan
8	Brazil	Tenneco Automotive Brasil Ltda	Bradesco	BRL	12,000,000.00	4,869,536.99	Working Capital / FX
9	Brazil	Tenneco Automotive Brasil Ltda	Banco de Brasil	BRL	10,000,000.00	4,057,947.49	Overdraft / FX
10	Brazil	Tenneco Automotive Brasil Ltda	HSBC	BRL	10,000,000.00	4,057,947.49	Overdraft / FX
11	Brazil	Tenneco Automotive Brasil Ltda	Itau	BRL	5,000,000.00	2,028,973.75	Working Capital / FX
12	Brazil	Tenneco Automotive Brasil Ltda	Safra	BRL	14,500,000.00	5,884,023.86	Overdraft / FX
13	Canada	Tenneco Canada Inc	Scotiabank	USD	4,000,000.00	4,000,000.00	Overdraft Overnight
14	China	Tenneco (Beijing) Ride Control Systems Co. Ltd.	Government Supporting Loans	RMB	500,000	81,644.65	ST Loan - Parts develop
15	China	Tenneco (Beijing) Ride Control Systems Co. Ltd.	BAIC	RMB	7,400,000	1,208,340.82	ST Loan-Parts localization Fund
16	China	Tenneco (Beijing) Ride Control Systems Co. Ltd.	BAIC	RMB	3,000,000	489,867.90	ST Loan-Parts localization Fund
17	China	Tenneco Tongtai (Dalian) Exhaust System Co. Ltd.	ICBC Jinzhou Branch	RMB	150,000,000.00	24,493,394.95	Bankers Acceptance Credit
18	China	Tenneco Tongtai (Dalian) Exhaust System Co. Ltd.	Industrial and Commercial Bank of China	RMB	74,389,904	12,147,075.33	Bankers Acceptance Credit
19	China	Shanghai Tenneco Exhaust Systems Co. Ltd.	BOCOM Anting Branch	RMB	60,000,000.00	9,797,357.98	LC & Bankers Acceptance
20	China	Shanghai Tenneco Exhaust Systems Co. Ltd.	SPD	RMB	60,000,000.00	9,797,357.98	LC & Bankers Acceptance
21	China	Shanghai Tenneco Exhaust Systems Co. Ltd.	BOCOM	USD	618,114	618,114.00	L/C for Overseas Supplier
22	China	Tenneco (Suzhou) Company Ltd.	Bank of Communications Suzhou Branch	RMB	10,000,000	1,632,893.00
23	China	Tenneco-Eberspacher (Dalian) Exhaust System Co. Ltd.	Bank of China JinZhou Branch	RMB	50,000,000.00	8,164,464.98	L/C & Bankers acceptance
24	China	Tenneco Lingchuan (Chongqing) Exhaust System Co. Ltd.	Industrial And Commercial Bank of China Chongqing Branch New Northern Zone Department	RMB	45,000,000	7,348,018.48	L/C & Bankers acceptance

NO.	COUNTRY	ENTITY	BANK	CURRENCY	LIMIT	CURRENT USD EQUIVALENT	PURPOSE
25	China	Tenneco (Suzhou) Company Ltd.	Bank of Communications Suzhou Branch	RMB	10,000,000	1,632,893.00	ST Loan
26	China	Tenneco FAW Sihuan (Changchun) Automobile Parts Co. Ltd.	Shanghai Pudong Development Bank	RMB	50,000,000	8,164,464.98	ST Loan
27	China	Tenneco (GuangZhou) Co. Ltd.	Industrial and Commercial Bank of China Huadu Branch	RMB	11,000,000	1,796,182.30	ST Loan
28	China	Tenneco (GuangZhou) Co. Ltd.	Industrial and Commercial Bank of China Huadu Branch	RMB	11,800,000	1,926,813.74	ST Loan
29	China	Shanghai Tenneco Exhaust Systems Co. Ltd.	BOCOM	RMB	55,997,724.00	9,143,829.13	Bankers Acceptance
30	China	Tenneco (Beijing) Ride Control Systems Co. Ltd.	Industrial and Commercial Bank of China	RMB	50,000,000	8,164,464.98	ST Loan
31	Czech Republic	Monroe Czechia s.r.o.	Royal Bank of Scotland	CZK	10,000,000.00	464,078.04	Overdraft Daylight
32	Czech Republic	Monroe Czechia s.r.o.	Royal Bank of Scotland	EUR	1,000,000.00	1,279,918.09	Overdraft Daylight
33	Czech Republic	Monroe Czechia s.r.o.	Royal Bank of Scotland	EUR	10,000,000.00	12,799,180.85	Receivables Factoring
34	Czech Republic	Monroe Czechia s.r.o.	Ceska sporitelna a.s.	CZK	150,000,000.00	6,961,170.59	Overdraft Overnight
35	Czech Republic	Monroe Czechia s.r.o.	Ceska sporitelna a.s.	EUR	190,000.00	243,184.44	Guarantee Facility
36	Denmark	Walker Danmark ApS	Danske Bank A/S	DKK	23,800,000.00	4,091,034.10	Overdraft Overnight
37	Denmark	Tenneco Holdings Danmark ApS	Danske Bank A/S	DKK	2,000,000.00	343,784.38	Overdraft Overnight
38	France	Wimétal SAS	BNP PARIBAS FACTOR	EUR	13,000,000.00	16,638,935.11	Receivables Factoring
39	Germany	Tenneco Deutschland Holdinggesellschaft mbH	Commerzbank AG	EUR	3,000,000.00	3,839,754.26	Guarantee Facility
40	Germany	Tenneco Deutschland Holdinggesellschaft mbH	Commerzbank AG	EUR	9,500,000.00	12,159,221.81	Guarantee Facility
41	Germany	Tenneco GmBH	Commerzbank AG	EUR	90,000,000.00	115,192,627.67	Receivables Factoring
42	Hungary	Tenneco Hungary Kft	Commerzbank Zrt.	HUF	5,000,000.00	20,833.33	Travel Card
43	Hungary	Tenneco Hungary Kft	Commerzbank Zrt.	EUR	250,000.00	319,979.52	Overdraft Overnight
44	India	Tenneco Automotive India Pvt. Ltd.	Bank of America	USD	27,500,000.00	27,500,000.00	WC Loan
45	India	Tenneco Automotive India Pvt. Ltd.	Bank of America	INR	15,180,000.00	247,392.44	Overdraft Overnight
46	India	Renowned Auto Products Mfrs Ltd	State Bank of India	INR	180,000,000.00	2,933,507.17	Sale Bill Discounting
47	India	Tenneco Automotive India Pvt. Ltd.	Citibank	INR	121,000,000.00	1,971,968.71	Letter of Credit Facility
48	India	Tenneco Automotive India Pvt. Ltd.	Citibank	USD	5,000,000.00	5,000,000.00	FX Facility
49	India	Tenneco Automotive India Pvt. Ltd.	Citibank	USD	4,000,000.00	4,000,000.00	WC Loan
50	Italy	Tenneco Automotive Italia Srl	ING BANK	EUR	75,000.00	95,993.86	Overdraft Overnight
51	Italy	Tenneco Marzocchi Srl	Cassa di Risparmio di Vignola Spa	EUR	1,800,000.00	2,303,852.55	Overdraft Overnight
52	Italy	Tenneco Marzocchi Srl	Banca Popolare di Lodi	EUR	500,000.00	639,959.04	LT Note
53	Italy	Tenneco Marzocchi Srl	Cassa di Risparmio di Bologna Spa	EUR	413,637.00	529,421.48	LT Note
54	Italy	Tenneco Marzocchi Srl	Cassa di Risparmio di Ferrara	EUR	1,058,885.86	1,355,287.16	LT Note

NO.	COUNTRY	ENTITY	BANK	CURRENCY	LIMIT	CURRENT USD EQUIVALENT	PURPOSE
55	Italy	Tenneco Marzocchi Srl	Cassa di Risparmio di Vignola Spa	EUR	1,800,000.00	2,303,852.55	LT Note
56	Italy	Tenneco Marzocchi Srl	Unicredit Spa	EUR	1,100,000.00	1,407,909.89	LT Note
57	Korea	Tenneco Korea Limited	JPMorgan Chase Bank	KRW	22,650,000,000.00	21,372,965.32	WC Loan
58	Korea	Tenneco Korea Limited	JPMorgan Chase Bank	KRW	500,000,000.00	471,809.39	FX Facility
59	Korea	Tenneco Korea Limited	Hana Bank	KRW	20,000,000.00	18,872.38	Credit Card
60	Korea	Tenneco Korea Limited	Shinhan Bank	KRW	3,000,000,000.00	2,830,856.33	NR discount
61	Korea	Tenneco Korea Limited	National Agricultural Cooperative Federation	KRW	1,000,000,000.00	943,618.78	NR discount
62	Luxembourg	Tenneco International Luxembourg SA	The Royal Bank of Scotland Plc	EUR	437,000.00	559,324.20	Overdraft Daylight
63	Poland	Tenneco Automotive Polska Sp. Z.o.o.	Bank Handlowy w Warszawie S.A.	PLN	5,000,000.00	1,514,279.66	FX Facility
64	Poland	Tenneco Automotive Eastern Europe Sp. Z.o.o.	Bank Handlowy w Warszawie S.A.	PLN	10,000,000.00	3,028,559.31	Credit Card
65	Portugal	Tenneco Automotive Portugal	Caixa Geral de Depositos	EUR	3,500,000	4,479,713.30	Local Bank
66	Portugal	Tenneco Automotive Portugal	Royal Bank of Scotland	EUR	300,000.00	383,975.43	Overdraft Daylight
67	South Africa	Gillet Exhaust Technologies Pty. Ltd.	Standard Bank	ZAR	3,000,000,000.00	272,321,266.48	NR discount
68	South Africa	Gillet Exhaust Technologies Pty. Ltd.	Standard Bank	ZAR	1,000,000,000.00	90,773,755.49	NR discount
69	South Africa	Gillet Exhaust Technologies Pty. Ltd.	Standard Bank	ZAR	54,000.00	4,901.78	Fleet Management
70	South Africa	Gillet Exhaust Technologies Pty. Ltd.	Standard Bank	ZAR	252,500.00	22,920.37	Guarantee Facility
71	South Africa	Gillet Exhaust Technologies Pty. Ltd.	Standard Bank	ZAR	450,000,000.00	40,848,189.97	FX Facility
72	South Africa	Gillet Exhaust Technologies Pty. Ltd.	Citibank	USD	200,000.00	200,000.00	FX Facility
73	South Africa	Armstrong Hydraulics South Africa Pty. Ltd.	Standard Bank	ZAR	20,000,000.00	1,815,475.11	Overdraft Overnight
74	South Africa	Armstrong Hydraulics South Africa Pty. Ltd.	Standard Bank	ZAR	33,000,000.00	2,995,533.93	FX Facility
75	Spain	Tenneco Automotive Iberica, S.A.	Banco Bilbao Vizcaya Argentaria, S.A.	EUR	3,000,000	3,839,754.26	BOE with Recourse
76	Spain	Tenneco Automotive Iberica, S.A.	Banco Bilbao Vizcaya Argentaria, S.A.	EUR	4,000,000	5,119,672.34	Confirming Supplier Pmts
77	Spain	Tenneco Automotive Iberica, S.A.	Banco Santander Central Hispano, S.A.	EUR	500,000	639,959.04	Overdraft Overnight
78	Spain	Tenneco Automotive Iberica, S.A.	Banco Santander Central Hispano, S.A.	EUR	1,284.01	1,643.43	LT Note
79	Spain	Tenneco Automotive Iberica, S.A.	Ministry of Industry	EUR	1,359,309.00	1,739,804.17	LT Note
80	Spain	Tenneco Automotive Iberica, S.A.	Ministry of Industry	EUR	2,412,411.00	3,087,688.47	LT Note
81	Spain	Tenneco Automotive Iberica, S.A.	Ministry of Industry	EUR	809,857.80	1,036,551.64	LT Note
82	Spain	Tenneco Automotive Iberica, S.A.	Ministry of Industry	EUR	2,158,756.20	2,763,031.10	LT Note
83	Sweden	Tenneco Sverige AB	Swedbank Finas	EUR	3,600,000.00	4,607,705.11	Overdraft Overnight
84	Thailand	Walker Exhaust (Thailand) Company Limited	Citibank N.A. Bangkok Branch	THB	300,000,000.00	9,296,560.27	Overdraft Overnight
85	Thailand	Tenneco Automotive (Thailand) Limited	Citibank N.A. Bangkok Branch	THB	300,000,000.00	9,296,560.27	Overdraft Overnight
86	Thailand	Tenneco Automotive (Thailand) Limited	Thanachart Bank	THB	2,211,448.60	68,529.55	Capital Lease

NO.	COUNTRY	ENTITY	BANK	CURRENCY	LIMIT	CURRENT USD EQUIVALENT	PURPOSE
87	UK	Tenneco Automotive Iberica SA	Royal Bank of Scotland	GBP	75,000.00	121,221.92	Overdraft Daylight
88	UK	Tenneco Automotive UK Limited	Royal Bank of Scotland	GBP	437,000.00	706,319.70	Overdraft Daylight
89	UK	Tenneco - Walker (UK) Limited	Royal Bank of Scotland	GBP	1,500,000.00	2,424,438.34	Overdraft Daylight
90	UK	Tenneco Europe Limited	The Royal Bank of Scotland Plc	GBP	20,000.00	32,325.84	BACS Overdraft Overnight
91	UK	Tenneco Management (Europe) Limited	US Bank N.A.	USD	50,000,000.00	50,000,000.00	FX Facility
92	UK	Tenneco Management (Europe) Limited	Bank of America	USD	50,000,000.00	50,000,000.00	Overdraft Daylight
93	UK	Tenneco Management (Europe) Limited	The Royal Bank of Scotland Plc	USD	50,000,000.00	50,000,000.00	Overdraft Daylight
94	UK	Tenneco Management (Europe) Limited	The Royal Bank of Scotland Plc	USD	15,000,000.00	15,000,000.00	Overdraft Overnight
95	UK	Tenneco Management (Europe) Limited	JPMorgan Chase Bank	USD	100,000,000.00	100,000,000.00	FX Facility
96	UK	Tenneco Management (Europe) Limited	Bank of America	USD	40,000,000.00	40,000,000.00	FX Facility
97	UK	Tenneco Management (Europe) Limited	The Royal Bank of Scotland Plc	GBP	40,000,000.00	64,651,689.03	FX Facility
98	UK	Tenneco Management (Europe) Limited	Commerzbank AG	USD	68,850,000.00	68,850,000.00	FX Facility
99	UK	Tenneco Management (Europe) Limited	Bank of Tokyo-Mitsubishi UFJ, Ltd.	USD	150,000,000.00	150,000,000.00	FX Facility

CURRENT USD EQUIVALENT TOTAL: $1,447,968,441.01

Exchange Rates Used to Calculate “CURRENT USD EQUIVALENT”

ARS	8.4893
AUD	1.1383
BRL	2.4643
CZK	21.5481
DKK	5.8176
EUR	0.7813
GBP	0.6187
HKD	7.7576
HUF	240.0000
INR	61.3600
JPY	106.9400
KRW	1059.7500
PLN	3.3019
RMB	6.1241
SEK	7.1756
THB	32.2700
TRY	2.2438
USD	1.0000
ZAR	11.0164

SCHEDULE 7.3(f)

LIENS

Any Lien identified on Schedule 7.3(f) to the Existing Credit Agreement, to the extent such Lien is continuing as of the Closing Date.

Any right of set-off, right to preferential payment or other encumbrance on deposits or other assets in the bank’s possession from time to time, in respect of any of the Indebtedness (or any extensions or refinancings thereof that do not increase the aggregate amount of available borrowings) identified on Schedule 7.2(d) (which may or may not constitute a lien under applicable law). Any other Lien in respect of any of the Indebtedness (or any extensions or refinancings thereof that do not increase the aggregate amount of available borrowings) identified on Schedule 7.2(d).

SCHEDULE 7.3(m)

EXISTING RECEIVABLES FINANCING

Each of the following Permitted Receivables Financings:

Entity	Bank	Currency	Facility Amount	USD Equivalent
Tenneco Automotive Iberica, S.A.	Santander Factoring y Confirming, S.A. E.F.C.	Euro	13,660,000	$18,037,528
Tenneco Automotive Iberica, S.A.	Banco Bilbao Vizcaya Argentaria S.A.	Euro	18,900,000	$24,956,755
Tenneco Automotive Portugal Componentes Para Automovel Ltda.	Caixa Geral Depositos	Euro	6,000,000	$7,922,779
Wimetal S.A.S.	BNP Paribas Factor	Euro	16,000,000	$21,127,411
Tenneco Automotive Europe BVBA	Dexia Factors	Euro	28,000,000	$36,972,970
Heinrich Gillet GmbH Gillet - Abgassysteme Zwickau GmbH Tenneco Automotive Deutschland GmbH	Commerzbank	Euro	50,000,000	$66,023,161
Monroe Czechia s.r.o.	The Royal Bank of Scotland	Euro	10,000,000	$13,204,632
Tenneco Automotive RSA Company	JPMorgan Chase Scotia Bank Wells Fargo Bank (First Lien)	USD	110,000,000	$110,000,000
Tenneco Automotive RSA Company	Wells Fargo Bank (Second Lien)	USD	40,000,000	$40,000,000

			TOTAL	$338,245,236

SCHEDULE 7.5

DISPOSITIONS

None

SCHEDULE 7.8(h)

PERMITTED INVESTMENTS

1.	Existing Investments by the Borrower and its Subsidiaries in Subsidiaries and Joint Ventures.

2.	Note receivable from MLB Ltd. held by Barasset Corp. (a subsidiary of The Pullman Company) as of the date hereof, plus any extensions or refinancings thereof that do not increase the principal amount due thereunder.

3.	Economic Development revenue Bonds, series 2013 held by Tenneco Automotive Operating Company Inc. in an aggregate principal amount of $2,281,000 maturing on February 1, 2022.

EXHIBIT A

TO THE CREDIT AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT

See Exhibit 4.2 to this filing.

EXHIBIT B

TO THE CREDIT AGREEMENT

FORM OF

COMPLIANCE CERTIFICATE

[For the Fiscal Quarter ending             ]

[For the Fiscal Year ending             ]

Pursuant to Section 6.2(b) of the Fourth Amended and Restated Credit Agreement, dated as of December 8, 2014 (amending and restating the Credit Agreement dated as of September 30, 1999, as amended and restated on December 12, 2003, March 16, 2007 and March 22, 2012, as further amended, the “Credit Agreement”; terms defined therein being used herein as therein defined unless otherwise defined), among TENNECO INC., the lenders parties thereto (the “Lenders”), the Syndication Agents and the Documentation Agents parties thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent, the undersigned, duly elected, qualified and acting Responsible Officer of the Borrower hereby certifies that, to the best of such Responsible Officer’s knowledge:

The Borrower and each other Loan Party has, during the period or periods referred to above, observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Credit Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it on or before the date hereof, and as of the date hereof such Responsible Officer has obtained no knowledge of any Default or Event of Default except as follows:                     .

The financial statements referred to in Section 6.1 of the Credit Agreement which have been delivered concurrently with the delivery of this Compliance Certificate fairly present in all material respects the consolidated financial position of the Borrower and its consolidated Subsidiaries as at the date of such financial statements, and the consolidated results of their operations and their consolidated cash flows for the fiscal quarter then ended (subject to normal year-end audit adjustments in the case of quarterly financial statements). Such financial statements have been prepared in accordance with GAAP applied consistently throughout the period involved and with prior periods (except as approved by a Responsible Officer and disclosed therein).

The covenants as listed and calculated below are based on the financial statements referred to in Section 6.1 of the Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate.

SECTION 11. Consolidated Net Leverage Ratio[1] (Section 7.1(a))

The ratio of

11.1 The result of (x) Consolidated Total Debt plus (to the extent not included in Consolidated Total Debt) the Domestic Receivables Program Amount [add in any amounts under European receivables program that are recharacterized as debt.] on such day less (y) the aggregate amount of unrestricted cash and cash equivalents of the Borrower and its Subsidiaries in excess of $50,000,000 (such excess amount not to exceed $200,000,000) as of such day

$

to 11.2 Consolidated EBITDA for the period of four consecutive fiscal quarters	$

Ratio: (must not be greater than 3.50 to 1.00)

SECTION 12. Consolidated Interest Coverage Ratio (Section 7.1(b)) The ratio of 12.1 Consolidated EBITDA for the period of four consecutive fiscal quarters	$

to 12.2 Consolidated Interest Expense for such period	$

Ratio: (must not be less than 2.75 to 1.00)

SECTION 13. Limitation on Indebtedness (Section 7.2)

(a) Aggregate amount of Guarantee Obligations incurred in the ordinary course of business by the Borrower and its Subsidiaries of obligations of any Subsidiary not otherwise permitted under the Credit Agreement in an aggregate amount not to exceed $125,000,000

$

[1]	See Schedule 1 for calculations.

2

(b) Aggregate amount of Indebtedness of the Borrower and its Subsidiaries, including Capital Lease Obligations, permitted by Section 7.2(e) of the Credit Agreement, in an amount not to exceed $75,000,000

$

(c) Aggregate amount of Indebtedness of Foreign Subsidiaries in an amount not to exceed the local currency equivalent of (i) $100,000,000 if the Consolidated Net Leverage Ratio (calculated after giving effect to the incurrence of such Indebtedness) is equal to or greater than 3.0 to 1.0 as of the last day of the most recently ended fiscal quarter, or (ii) $150,000,000 at any time if the Consolidated Net Leverage Ratio (calculated after giving effect to the incurrence of such Indebtedness) is less than 3.0 to 1.0 as of the last day of the most recently ended fiscal quarter

$

(d) Aggregate amount of additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for all incurrences pursuant to this provision) when incurred not to exceed the greater of (x) $120,000,000 and (y) 3.0% of Consolidated Total Assets as of the last day of the fiscal quarter immediately preceding the date of incurrence for which financial statements are available

$

(e) Aggregate amount of additional unsecured Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed local currency equivalent of €225,000,000 at any time	$

SECTION 14. Limitation on Liens (Section 7.3)

(a) Aggregate amount of Liens consisting of judgment or judicial attachment Liens and Liens securing contingent obligations on appeal and other bonds in connection with court proceedings or judgments not to exceed $75,000,000 at any time outstanding

$

(b) Aggregate amount of additional Liens with (i) an aggregate outstanding principal amount or (ii) an aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto not to exceed (as to all liens incurred pursuant to this provision) at the time such Lien is incurred the greater of (x) $75,000,000 and (y) 2.00% of Consolidated Total Assets as of the last day of the fiscal quarter immediately preceding the date of incurrence for which financial statements are available

$

(c) Aggregate amount of Liens on cash collateral securing obligations to issuing banks in respect of banker’s acceptances issued through joint ventures of the Borrower and its Subsidiaries in the People’s Republic of China not to exceed $25,000,000

$

3

SECTION 15. Dispositions of Property (Section 7.5)

(a) Dispositions pursuant to Section 7.5(h) of the Credit Agreement so long as the fair market value of such disposed property does not exceed $            (i.e., 30% of Consolidated Total Assets of the Borrower on the Closing Date ($            ) plus the proceeds of any Reinvestment Deferred Amount reinvested in the business of the Borrower and its Subsidiaries after the Closing Date ($            ) )

$

SECTION 16. Restricted Payments (Section 7.6)

(a) Aggregate amount of purchases by the Borrower of the Borrower’s common stock or common stock options from present or former officers or employees of the Borrower pursuant to Section 7.6(b) not to exceed $1,000,000

$

(b) Restricted Payments made pursuant to Section 7.6(c) of the Credit Agreement, if the pro forma Consolidated Leverage Ratio would be less than 1.75 to 1.0 (as calculated on the last day of the most recent fiscal quarter for which financial statements are available)

$

(c) Restricted Payments made pursuant to Section 7.6(d) of the Credit Agreement so long as the aggregate amount of payments made after the Closing Date does not exceed $100,000,000 in any fiscal year, and, if the pro forma Consolidated Leverage Ratio would be less than 2.5 to 1.0, so long as the aggregate amount of payments made after the Closing Date does not exceed $200,000,000 plus 50% of Consolidated Net Income accruing from the Closing Date minus the amount of any Investments made pursuant to Section 7.8(l)

$

SECTION 17. Investments (Section 7.8)

(a) Aggregate amount of loans and advances to employees of the Borrower or any of its Subsidiaries as described in Section 7.8(d) of the Credit Agreement (not to exceed $10,000,000 at any one time outstanding)

$

(b) Aggregate amount of investments in Joint Ventures as described in Section 7.8(g) of the Credit Agreement (not to exceed in any fiscal year the greater of (x) $125,000,000 and (y) 3.0% of Consolidated Total Assets as of the last day of the immediately preceding fiscal year, plus any amount carried over from previous fiscal years in accordance with Section 7.8(g))

$

(c) Investments if the pro forma Consolidated Leverage Ratio would be less than 1.5 to 1.0 (as calculated on the last day of the most recent fiscal quarter for which financial statements are available)

$

4

(d) Investments if the pro forma Consolidated Leverage Ratio would be less than 2.5 to 1.0, in an aggregate amount after the Closing Date not to exceed the sum of $200,000,000 plus 50% of Consolidated Net Income accruing from the Closing Date minus the amount of any Restricted Payments made pursuant to Section 7.6(d)

$

(e) Aggregate amount of other Investments not otherwise permitted by Section 7.8 of the Credit Agreement so long as the aggregate amount expended in connection therewith (valued at cost) does not exceed the greater of (x) $100,000,000 and (y) 2.5% of Consolidated Total Assets as of the last day of the fiscal quarter immediately preceding the date of Investment for which financial statements are available

$

5

IN WITNESS WHEREOF, I have hereto set my name in my capacity as an officer of the Borrower.

Dated:

By:
Name:
Title: [Responsible Officer of the Borrower]

Schedule 1 to

Compliance Certificate

Calculations

Consolidated Total Debt: for the Borrower and its Subsidiaries as of any date, without duplication, shall be: the sum of (a) all indebtedness for borrowed money,	$

(b) all obligations for the deferred purchase price of property or services (other than any such obligations incurred in the ordinary course of business maturing less than one year from the creation thereof),

$

(c) all obligations evidenced by notes, bonds, debentures or other similar instruments (other than an operating lease, synthetic lease or similar arrangement),	$

(d) all unpaid reimbursement obligations in respect of drawings under letters of credit,	$

(e) all obligations of the kind referred to in clauses (a) through (d) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by any such Person, whether or not such Person has assumed or become liable for the payment of such obligation.

$

minus any New Indebtedness incurred to refinance Existing Indebtedness to the extent (i) such Existing Indebtedness shall still be outstanding as of the calculation date and shall have been counted for purposes of calculating the Consolidated Net Leverage Ratio, (ii) the Borrower shall have begun a tender offer or solicitation to purchase such Existing Indebtedness or shall have irrevocably called such Existing Indebtedness for payment and (iii) proceeds of such New Indebtedness are used to repay the Existing Indebtedness within sixty (60) days after the incurrence thereof.

$

CONSOLIDATED TOTAL DEBT	$

Consolidated EBITDA: for any period with respect to the Borrower and its Subsidiaries:

Consolidated Net Income for such period	$

plus the sum of (without duplication and to the extent reflected as a charge in the statement of Consolidated Net Income for such period)

(a) total income tax expense,	$

(b) Consolidated Interest Expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees, charges and expenses associated with Indebtedness,	$

(c) depreciation and amortization expense,	$

(d) amortization of intangibles and organization costs,	$

(e) any extraordinary, unusual or non-recurring non-cash expenses or losses,	$

(f) all premiums and interest rate hedge termination costs in connection with any purchase or redemption of the Unsecured Notes, and	$

(g) other non-cash charges	$

The sum of (a) through (g)	$

minus the sum of (without duplication and to the extent included in the statement of Consolidated Net Income for such period) (a) interest income	$

(b) any extraordinary, unusual or non-recurring non-cash income or gains, and	$

(c) other noncash income, all as determined on a consolidated basis in accordance with GAAP.	$

The sum of (a) through (c)	$

plus the sum of (without duplication)

(i) cash restructuring charges and related expenses associated with restructurings undertaken by the Borrower and/or its Subsidiaries in the United States and/or internationally included in the calculation of Consolidated Net Income for any period ending prior to the Closing Date in a maximum aggregate amount not to exceed the aggregate amount thereof announced and taken prior to the Closing Date,

$

(ii) cash restructuring charges and related expenses taken in the fiscal year ending December 31, 2014 associated with or arising out of restructurings undertaken by the Borrower and/or its Subsidiaries included in the calculation of Consolidated Net Income for such fiscal quarter, provided that the maximum aggregate amount of all such cash restructuring charges and related expenses announced and taken shall not exceed $38,000,000,

$

(iii) pension charges taken in the fiscal year ending December 31, 2014, provided that the maximum aggregate amount of all such pension charges announced and taken shall not exceed $30,000,000, and	$

(iv) for any period ending after the Closing Date, any and all costs, expenses, fees, fines, penalties, judgments, legal settlements and other amounts associated with any restructuring, litigation, claim, proceeding or investigation related to or undertaken by the Borrower or any of its Subsidiaries, together with any related provision for taxes, in a maximum amount not to exceed $150,000,000 in the aggregate after the Closing Date for all such events

$

The sum of (i) through (iv)	$

CONSOLIDATED EBITDA	$

Consolidated Interest Expense: for any period, the sum of:

(a) total interest expense determined in accordance with GAAP (excluding (i) all premiums and interest rate hedge termination costs in connection with any purchase or redemption of the Unsecured Notes, (ii) upfront fees paid in connection with the Credit Agreement, and (iii) any writeoff of unamortized debt issuance costs upon any prepayment of the Unsecured Notes), net of interest income.

$

CONSOLIDATED INTEREST EXPENSE	$

2

EXHIBIT C

TO THE CREDIT AGREEMENT

FORM OF

CLOSING CERTIFICATE

[NAME OF LOAN PARTY]

                    , 20

I,                      , the [President/Vice President/Chief Financial Officer] of [NAME OF LOAN PARTY], a corporation organized under the laws of the State of              (the “Company”), do hereby certify on behalf of the Company that:

1. This Closing Certificate (this “Certificate”) is furnished pursuant to the Fourth Amended and Restated Credit Agreement dated as of December 8, 2014 (“Closing Date”) among the Company, the lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (such Fourth Amended and Restated Credit Agreement, as in effect on the date of this Certificate, being called the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the respective meanings set forth in the Credit Agreement.

2. The individuals named on Exhibit A are elected or appointed officers of the Company, and each holds the office of the Company set forth opposite his or her name and has held such office since at least [the Closing Date/the date hereof]. The signature written opposite the name and title of each such officer is his or her genuine signature.

3. [The Certificate of Incorporation previously delivered to the Administrative Agent on March 16, 2007 remains in full force and effect on this date. No action has been taken by the Board of Directors or, to my knowledge, the stockholders of the Company for the purpose of effecting any further amendment to or modification of such Certificate of Incorporation.]2 [Attached hereto as Exhibit B is a certified copy of the Certificate of Incorporation of the Company, as filed in the Office of the Secretary of State of the State of              on             , 20       , together with all amendments thereto adopted through the date hereof.]3

[2]	For use by Loan Parties that are party to the Credit Agreement as of the Closing Date and for which the Certificate of Incorporation has not changed since it was last delivered in connection with the Second Amended and Restated Credit Agreement.
[3]

For use by (i) Loan Parties that are party to the Credit Agreement as of the Closing Date and for which the Certificate of Incorporation has changed since it was last delivered in connection with the Second Amended and Restated Credit Agreement or (ii) any new Subsidiary that becomes a party to the Guarantee and Collateral Agreement pursuant to Section 6.9(c) of the Credit Agreement.

The Certificate of Incorporation [previously delivered to the Administrative Agent on March 16, 2007 remains][is] in full force and effect on this date. No action has been taken by the Board of Directors or, to my knowledge, the stockholders of the Company for the purpose of effecting any further amendment to or modification of such Certificate of Incorporation.

4. [The By-laws of the Company previously delivered to the Administrative Agent on March 16, 2007 remain in full force and effect on this date.]4 [A true and correct copy of the By-laws of the Company is attached as Exhibit [     ]. Such By-laws have been duly adopted and are in full force and effect on the [Closing Date][date hereof].]5

5. [As of the Closing Date][On the date hereof], no proceedings with regard to the consolidation, sale of all or substantially all of the assets and business, liquidation, or dissolution of the Company are pending nor has the Board of Directors or, to my knowledge, the stockholders of the Company taken any steps to authorize or institute any of the foregoing.

6. True and correct copies of resolutions duly adopted by the Board of Directors of the Company on             , 20    , [at a meeting at which a quorum was present and acting throughout][by unanimous written consent of the Board of Directors of the Company], and resolutions duly adopted by the Finance Committee of the Company’s Board of Directors as of             , 20             are attached as Exhibit [     ] (the “Corporate Authorizations”). Such Corporate Authorizations constitute the only actions taken by the Company’s Board of Directors or any committee thereof relating to the execution, delivery or performance of the Loan Documents, have not been amended, modified or rescinded and are in full force and effect on the Closing Date.

[4]	For use by Loan Parties that are party to the Credit Agreement as of the Closing Date and for which the By-laws have not changed since they were last delivered in connection with the Second Amended and Restated Credit Agreement.
[5]	For use by (i) Loan Parties that are party to the Credit Agreement as of the Closing Date and for which the By-laws have changed since they were last delivered in connection with the Second Amended and Restated Credit Agreement or (ii) any new Subsidiary that becomes a party to the Guarantee and Collateral Agreement pursuant to Section 6.9(c) of the Credit Agreement.

2

7. [On the Closing Date, all of the conditions set forth in Section 5.1 (other than Section 5.1g(ii)) of the Credit Agreement have been satisfied or waived in accordance with the Credit Agreement.]6

8. [On the Closing Date][On the date hereof], the representations and warranties of the Company set forth in the Credit Agreement are true and correct in all material respects (and in all respects if any such representation and warranty is qualified by materiality) with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent any such representation and warranty expressly relates to an earlier date, in which case it was true and correct in all material respects as of such earlier date).

9. [On the Closing Date][On the date hereof], no Default has occurred and is continuing or would result from any Borrowing to occur [on the Closing Date][on the date hereof] or the application of the proceeds thereof, as applicable.

[Remainder of page left intentionally blank]

[6]	For use by Loan Parties that are party to the Credit Agreement as of the Closing Date.

3

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first above written.

[NAME OF LOAN PARTY]

By:
Name:
Title:

I,              , do hereby certify that:

1. I am the duly elected, qualified and acting [Secretary/Assistant Secretary] of [NAME OF LOAN PARTY] (the “Company”).

2. [Name of Person making above certifications] is the duly elected, qualified and acting [President/Vice President/Chief Financial Officer] of the Company, and the signature appearing above is such person’s true and genuine signature.

3. On behalf of the Company, I certify that the certifications made by [Name of Person making above certifications] above are true and correct.

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first above written.

[NAME OF LOAN PARTY]

By:
Name:
Title:

4

EXHIBIT A

NAME	TITLE	SIGNATURE

[NAME OF OFFICER]	[TITLE OF OFFICER]

[NAME OF OFFICER]	[TITLE OF OFFICER]

[NAME OF OFFICER]	[TITLE OF OFFICER]

[NAME OF OFFICER]	[TITLE OF OFFICER]

[NAME OF OFFICER]	[TITLE OF OFFICER]

5

[EXHIBIT B

CERTIFICATE OF INCORPORATION]

6

[EXHIBIT [     ]

BY-LAWS]

7

EXHIBIT [     ]

CORPORATE AUTHORIZATIONS

8

EXHIBIT D

TO THE CREDIT AGREEMENT

[Reserved.]

EXHIBIT E

TO THE CREDIT AGREEMENT

FORM OF

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is a Lender Affiliate of [identify Lender]]

3.	Borrower:	Tenneco Inc.

4.	Agent:	JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement

5.	Credit Agreement:	The Fourth Amended and Restated Credit Agreement dated as of December 8, 2014 among Tenneco Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

6.	Assigned Interest:

Facility Assigned[1]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]

	$	$	%

	$	$	%

	$	$	%

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

[1]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Tranche A Term Commitment,” “Revolving Commitment” or “Swingline Commitment”).
[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.

2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

NAME OF ASSIGNOR

By:
Title:

ASSIGNEE

NAME OF ASSIGNEE

By:
Title:

3

Consented to and Accepted:[1]
JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Title:

[JPMORGAN CHASE BANK, N.A.], as Issuing Lender

By:
Title:

[JPMORGAN CHASE BANK, N.A.][2], as Swingline Lender

By:
Title:

Consented to:[3]

TENNECO INC.

By
Title:

[1]	To be added only if the consent of the Administrative Agent, Issuing Lender and/or Swingline Lender is required by the terms of the Credit Agreement.
[2]	JPMorgan Chase Bank, N.A. (“JPMCB”), in its capacity as the lender of U.S. Swingline Loans, or JPMorgan Chase Bank, N.A., London Branch, an affiliate of JPMCB, in its capacity as the lender of U.K. Swingline Loans.
[3]	Consent of the Borrower required pursuant to Section 10.6(c) of the Credit Agreement. The Borrower shall be deemed to have consented to the transfer contemplated hereby if it does not object within five Business Days after receipt of written notice thereof.

4

ANNEX 1

to Assignment and Assumption

The Fourth Amended and Restated Credit Agreement dated as of December 8, 2014 among

Tenneco Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

5

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

6

EXHIBIT F

TO THE CREDIT AGREEMENT

[FORM OF]

U.S. TAX EXEMPTION CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fourth Amended and Restated Credit Agreement, dated as of December 8, 2014, amending and restating the Credit Agreement dated as of September 30, 1999, as amended and restated on December 12, 2003, March 16, 2007, and March 22, 2012, as further amended, (as further amended, modified and supplemented from time to time, the “Credit Agreement”), among Tenneco Inc. (the “Borrower”), the Lenders party thereto, the Documentation Agent and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.21 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:               , 20[ ]

[FORM OF]

U.S. TAX EXEMPTION CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fourth Amended and Restated Credit Agreement, dated as of December 8, 2014, amending and restating the Credit Agreement dated as of September 30, 1999, as amended and restated on December 12, 2003, March 16, 2007, and March 22, 2012, as further amended, (as further amended, modified and supplemented from time to time, the “Credit Agreement”), among Tenneco Inc. (the “Borrower”), the Lenders party thereto, the Documentation Agent and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.21 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:               , 20[     ]

2

[FORM OF]

U.S. TAX EXEMPTION CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fourth Amended and Restated Credit Agreement, dated as of December 8, 2014, amending and restating the Credit Agreement dated as of September 30, 1999, as amended and restated on December 12, 2003, March 16, 2007, and March 22, 2012, as further amended, (as further amended, modified and supplemented from time to time, the “Credit Agreement”), among Tenneco Inc. (the “Borrower”), the Lenders party thereto, the Documentation Agent and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.21 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:               , 20[     ]

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[FORM OF]

U.S. TAX EXEMPTION CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fourth Amended and Restated Credit Agreement, dated as of December 8, 2014, amending and restating the Credit Agreement dated as of September 30, 1999, as amended and restated on December 12, 2003, March 16, 2007, and March 22, 2012, as further amended, (as further amended, modified and supplemented from time to time, the “Credit Agreement”), among Tenneco Inc. (the “Borrower”), the Lenders party thereto, the Documentation Agent and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.21 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:               , 20[    ]

4